                                             ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of December 11, 2000, by and among Niagara Mohawk Power
Corporation, a New York corporation ("NMPC" or "Seller"), and Constellation Energy Group, Inc., a Maryland
corporation ("Parent") and Constellation Nuclear, LLC, a Maryland limited liability company and a wholly-owned subsidiary of Parent ("Buyer").  Seller and Buyer are referred to individually as a "Party,"
and collectively as the "Parties."

                                                  WITNESSETH

         WHEREAS, Seller owns a 100% undivided interest in Nine Mile Point Unit 1 Nuclear Generating Facility
("NMP-1"), NRC Operating License No. DPR-63, located near Oswego, New York, and certain facilities and other assets associated therewith and ancillary thereto;

         WHEREAS, Buyer desires to purchase and assume, and Seller desires to sell and assign the Purchased
Interests (as defined in Section 2.1 below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, the Parties desire that Parent support the obligations of Buyer hereunder through the
Closing; and

         WHEREAS, simultaneously with the execution hereof, Buyer, Seller, New York State Electric & Gas
Corporation, a New York corporation ("NYSEG"), Rochester Gas and Electric Corporation, a New York corporation
("RG&E") and Central Hudson Gas & Electric Corporation, a New York corporation ("CHGEC") and NMPC are entering into an Asset Purchase Agreement whereby Buyer will purchase the interests of NMPC, NYSEG, RG&E and CHGEC in the Nine Mile Point Unit 2 Nuclear Generating Facility, NRC Operating License No. NPF-69
(collectively the "NMP-2 Interests").

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                                     ARTICLE I
                                                    DEFINITIONS

1.1.     DEFINITIONS.  As used in this Agreement, the following terms have the meanings specified in this
Section.

(1)      "ABO" has the meaning set forth in Section 6.10(h)(A)(I).

(2)      "Additional Co-Tenant Interest Acquisition" has the meaning set forth in Section 6.4.

(3)      "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the
Securities Exchange Act of 1934.

(4)      "Agreement" means this Asset Purchase Agreement together with the Schedules and Exhibits hereto, as the same may be from time to time amended.

(5)      "Amount Realized" has the meaning set forth in the applicable subsections of Section 6.12.

(6)      "Ancillary Agreements" means the Assignment and Assumption Agreement, the Revenue Sharing Agreement,
the Easement Agreement, the Interconnection Agreement and the Power Purchase Agreement, as the same may be amended from time to time.

(7)      "ANI" means American Nuclear Insurers.

(8)      "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Seller and Buyer substantially in the form of Exhibit A hereto, by which Seller, subject to the terms and conditions hereof, shall assign Seller's interest in and rights under the Seller's Agreements, the Non-material
Contracts, the Real Property Agreements, the Transferable Permits, certain intangible assets and other NMP-1
Assets to Buyer and whereby Buyer shall assume the Assumed Liabilities and Obligations.

(9)      "Assumed Liabilities and Obligations" has the meaning set forth in Section 2.3.

(10)     "Assumptions" has the meaning set forth in Section 6.10(h)(A).

(11)     "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended.

(12)     [Intentionally left blank]

(13)     "Benefit Plans" has the meaning set forth in Section 4.12(a).

(14)     "Bill of Sale" means the Bill of Sale, substantially in the form of Exhibit B hereto, to be delivered at the Closing, with respect to Seller's interests in the Tangible Personal Property included in the NMP-1 Assets to be transferred to Buyer at the Closing.

(15)     "Bond Counsel" has the meaning set forth in Section 6.8(e)(ii).

(16)     "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized by law or other governmental action to close.

(17)     "Buyer" has the meaning set forth in the preamble.

(18)     "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).

(19)     "Buyer Material Adverse Effect" has the meaning set forth in Section 5.3(a).

(20)     "Buyer's Required Regulatory Approvals" has the meaning set forth in Section 5.3(b).

(21)     "Byproduct Material" means any radioactive material (except Special Nuclear Material) yielded in, or made radioactive by, exposure to the radiation  incident to the process of producing or utilizing
Special Nuclear Material.

(22)     "Capital Expenditures" has the meaning set forth in Section 3.3(a)(iii).

(23)     "Closing" has the meaning set forth in Section 3.1.

(24)     "Closing Adjustment" has the meaning set forth in Section 3.3(b).

(25)     "Closing Date" has the meaning set forth in Section 3.1.

(26)     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(27)     "Code" means the Internal Revenue Code of 1986, as amended.

(28)     "Commercially Reasonable Efforts" means efforts which are designed to enable a Party, directly or indirectly, to satisfy expeditiously a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

(29)     "Common Facilities" means collectively the meteorological towers, the emergency sirens, the emergency off-Site facility, the news center and other facilities used jointly with the New York Power
Authority and necessary to the operation of the NMP-1 Assets, a partial listing of which is set forth on Schedule 1.1(29).

(30)     "Confidentiality Agreement" means the letter agreement dated May 31, 2000, among NMPC, NYSEG,
RG&E and CHGEC and Buyer.

(31)     "Decommission" means to completely retire and remove the Facilities from service and to restore the
Site, as well as any planning and administrative activities incidental thereto, including but not limited to
(a) the dismantlement, decontamination and storage of the Facilities, in whole or in part, and any reduction or removal, whether before or after termination of the NRC license for the Facilities, of radioactivity at the Site, (b) all activities necessary for the retirement, dismantlement and decontamination of the
Facilities to comply with all applicable Nuclear Laws and Environmental Laws, including the applicable requirements of the Atomic Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder, the NRC Operating License for the Facilities and any related decommissioning plan and (c) restoration of the Site to a condition similar to the original land contouring at the Site, including, but not limited to, the replacement of locally-indigenous trees, plants, shrubs, and grasses to conform substantially with the surrounding environs, as appropriate for the intended use of the Site and the property located thereon, as determined by NMPC.  Site restoration shall include, as appropriate, removal and disposal of components and materials meeting NRC release criteria, demolition and removal of decontaminated structures to an approximate depth of three feet below grade, and backfilling of the Site with clean material, grading and landscaping.
The parties understand and agree that any form of entombment is not contemplated or permitted under this definition.

(32)     "Decommissioning Funds" means the Qualified Decommissioning Fund and the Nonqualified Decommissioning
Fund.

(33)     "Department of Energy" means the United States Department of Energy and any successor agency thereto.

(34)     "Department of Energy Decommissioning and Decontamination Fees" means all fees related to the
Department of Energy's Special Assessment of utilities for the Uranium Enrichment Decontamination and
Decommissioning Funds pursuant to Sections 1801, 1802 and 1803 of the Atomic Energy Act and the Department
of Energy's implementing regulations at 10 C.F.R. Part 766, or any similar fees assessed under amended or superseding statutes or regulations applicable to separative work units purchased from the Department of
Energy in order to decontaminate and decommission the Department of Energy's gaseous diffusion enrichment facilities.

(35)     "Department of Justice" means the United States Department of Justice and any successor agency thereto.

(36)     "Direct Claim" has the meaning set forth in Section 8.2(c).

(37)     "Easement Agreement" means the Reciprocal Easement Agreement in the form of Exhibit C.

(38)     "Easements" means, with respect to the NMP-1 Assets, the easements, licenses and access rights to be granted by the appropriate party by or pursuant to the Interconnection Agreement, the deeds conveying the
Real Property to Buyer or the Easement Agreement, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities by the parties thereto.

(39)     "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, easements, encumbrances and charges of any kind.

(40)     "Energy Reorganization Act" means the Energy Reorganization Act of 1974, as amended.

(41)     "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

(42)     "Environmental Claim" means any and all written claims alleging potential liability, administrative or judicial actions, suits, orders, liens, notices alleging potential liability, notices of violation, investigations which have been disclosed in writing to Seller, complaints, requests for information relating to the Release or threatened Release of Hazardous Substances, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person
(including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or liability under any
Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence,
Release, or threatened Release into the environment of any Hazardous Substances at any location related to the NMP-1 Assets, including, but not limited to, any off-Site location to which Hazardous Substances, or materials containing Hazardous Substances, were sent for handling, storage, treatment, or disposal.

(43)     "Environmental Clean-up Site" means any location which is listed or formally proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability
Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any action, suit, proceeding, or investigation which has been disclosed in writing to any
Seller for any alleged violation of any Environmental Law.

(44)     "Environmental Condition" means the presence or Release to the environment, whether at the Site or at an off-Site location, of Hazardous Substances, including any migration of those Hazardous Substances through air, soil or groundwater to or from the Site or any off-Site location regardless of when such presence or Release occurred or is discovered.

(45)     "Environmental Laws" means all federal, state and local, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders regarding pollution or protection of the Environment, natural resources or human health or the Occupational Safety and
Health Act (as it relates to Hazardous Substances), including, without limitation, laws regarding Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous
Substances.  "Environmental Laws" include, without limitation, the Comprehensive Environmental Response,
Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act
(49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal
Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic
Substances Control Act (15 U.S.C. 2601 et seq.), the Oil Pollution Act (33 U.S.C. 2701 et seq.), the
Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and
Health Act (29 U.S.C. 651 et seq.) as it relates to Hazardous Substances, Articles 17, 19, 24, 27 (Titles 9,
11 and 13), 29, 37 and 40 of the New York Environmental Conservation Law and all other state laws analogous to any of the above.  Notwithstanding the foregoing, Environmental Laws do not include Nuclear Laws.

(46)     "Environmental Permit" means any federal, state or local permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law.

(47)     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(48)     "ERISA Affiliate" has the meaning set forth in Section 2.4(k).

(49)     "ERISA Affiliate Plans" has the meaning set forth in Section 2.4(k).

(50)     "Estimated Adjustment" has the meaning set forth in Section 3.3(b).

(51)     "Estimated Closing Statement" has the meaning set forth in Section 3.3(b).

(52)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(53)     "Excluded Assets" has the meaning set forth in Section 2.2.

(54)     "Excluded Liabilities" has the meaning set forth in Section 2.4.

(55)     "Exempt Wholesale  Generator" means an exempt wholesale  generator as defined in Section 32 of the
Holding Company Act and the regulations issued thereunder.

(56)     "Facilities"  means the plant,  facilities,  equipment,  supplies and  improvements in which Seller has an undivided ownership interest and are included in the NMP-1 Assets.

(57)     "Federal Power Act" means the Federal Power Act, as amended.

(58)     "Federal  Trade  Commission"  means the United  States  Federal Trade  Commission or any successor agency thereto.

(59)     "FERC" means the United States Federal Energy Regulatory Commission or any successor agency thereto.

(60)     "Final Safety Analysis Report" or "FSAR" means the report, as updated, that is required to be maintained for NMP-1 in accordance with the requirements of 10 C.F.R. 50.71(e).

(61)     "Fuel Contracts" has the meaning set forth in Section 4.15(a).

(62)     "Fuel Market Value" for any date, and on a per KgU basis, means an amount, equal to (i) (a) the current restricted spot market prices for natural UF6 and enrichment services (SWU) (determined as an average of the most recently published Trade Tech and Ux prices), plus (b) $260 (which represents the fabrication component), plus (c) a design and analysis cost factor ($500,000 per reload divided by the number of KgUs in the reload), plus (d) the sum of items (a), (b), and (c) multiplied by 0.02 (the advanced funds for construction rate), multiplied by (ii) a fraction, the numerator of which is the energy produced to date by the reload of which such KgU was a part and the denominator of which is the total estimated energy capability of such reload.

(63)     "Good Utility Practices" means any of the practices, methods and activities approved by a significant portion of the electric utility industry as good practices applicable to nuclear generating facilities of similar design, size and capacity or any of the practices, methods or activities which, in the exercise of reasonable judgment by a prudent nuclear operator in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, expedition and applicable law.  Good Utility Practices are not intended to be limited to the optimal practices, methods or acts to the exclusion of all others, but rather to be practices, methods or acts generally accepted in the electric utility industry.

(64)     "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, taxing authority, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

(65)     "Hazardous Substances" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances,"
"contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law; excluding, however, any Nuclear
Material to the extent regulated under any Nuclear Laws.

(66)     "High Level Waste" means (1) irradiated nuclear reactor fuel, (2) liquid wastes resulting from the operation of the first cycle solvent extraction system, or its equivalent, and the concentrated wastes from subsequent extraction cycles, or their equivalent, in a facility for reprocessing irradiated reactor fuel,
(3) solids into which such liquid wastes have been converted and (4) such other waste material containing radioactive nuclides in concentrations or quantities that exceed Nuclear Regulatory Commission requirements for classification as Low Level Waste (as defined herein).

(67)     "High Level Waste Repository" means a facility which is designed, constructed and operated by or on the storage and disposal of Spent Nuclear Fuel and other High Level Waste in accordance with the requirements set forth in the Nuclear Waste Policy Act.

(68)     "Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended.

(69)     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(70)     "IBEW" means Local 97 of the International Brotherhood of Electrical Workers.

(71)     "IBEW Collective Bargaining Agreement" means the Collective Bargaining Agreement between NMPC and the IBEW, which is described in Schedule 4.11, as well as the other memoranda of understanding and other documents which are incorporated into, and made part of, the IBEW Collective Bargaining Agreement by reference.

(72)     "Income Tax" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains
Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases
(including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

(73)     "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).

(74)      "Indemnifying Party" has the meaning set forth in Section 8.1(c).

(75)     "Indemnitee" means either a Seller Indemnitee or a Buyer Indemnitee.

(76)     "Independent Accounting Firm" means such independent accounting firm of national reputation as is mutually appointed by Seller and Buyer.

(77)     "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its agents or Representatives with respect to the
NMP-1 Assets prior to the Closing.

(78)     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, inventions, copyrights and copyright rights owned or licensed by Seller and necessary for the operation and maintenance of the NMP-1 Assets, and all pending applications for registrations of patents, trademarks, and copyrights, as set forth in Schedule 2.1(j).

(79)     "Interconnection Agreement" means the Interconnection Agreement in the form of Exhibit E hereto, under which NMP-1 will be provided after the Closing Date with interconnection services consistent with NRC requirements relating to offsite power availability and grid reliability and access to NMPC's transmission facilities for the transmission of power from NMP-1.

(80)     "Interconnection Facilities" has the meaning set forth in the Interconnection Agreement.

(81)     "Inventories" means nuclear fuel or alternative fuel inventories, materials, spare parts, consumable supplies and chemical and gas inventories relating to the operation of the Facilities located at, or in transit to, the Facilities.

(82)     "IRS" means the United States Internal Revenue Service or any successor agency thereto.

(83)     "Knowledge" means the actual knowledge of the corporate officers of the specified Person charged with responsibility for the particular function of the specified Person after reasonable inquiry by such officers of the persons whose titles are listed on Schedule 1.1(83) hereto.

(84)     "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses
(including without limitation all Remediation costs, fees of attorneys, accountants and other experts, or other expenses of litigation or proceedings or of any claim, default or assessment).

(85)     "Low Level Waste" means radioactive material that:  (1) is neither High Level Waste (as defined herein), nor byproduct material (as defined in Section 11e.(2) of the Atomic Energy Act of 1954 (42 U.S.C.
2014(e)(2)); and (2) the Nuclear Regulatory Commission, consistent with existing law and in accordance with paragraph (1), classifies as low-level radioactive waste.

(86)     "Material Adverse Effect" means any change (or changes taken together) in, or effect on, the NMP-1
Assets (including the operations or condition (financial or otherwise) thereof) that is materially adverse to the value of the Purchased Interests and the value of the NMP-2 Interests, taken as a whole, other than any change (or changes taken together) generally affecting the international, national, regional or local electric industry as a whole, or the nuclear power industry as a whole, including changes in local wholesale or retail markets for electric power or nuclear fuel, national, regional or local electric transmission systems or operations thereof, and any change or effect resulting from action or inaction by a Governmental
Authority with respect to an independent system operator or retail access in New York, but in any such case not affecting the Purchased Interests, the Parties or the NMP-2 Interests in any manner or degree significantly different than the industry as a whole.

(87)     "Mortgage Indentures" means the mortgage trust indenture originally granted by Central New York
Power Corporation to The Marine Midland Trust Company of New York, as trustee, dated as of October 1, 1937, as supplemented and amended.

(88)     "National Labor Relations Board" means the United States National Labor Relations Board or any
successor agency thereto.

(89)     "NEIL" means Nuclear Electric Insurance Limited.

(90)     "Net Cash Value" means the fair market value of the assets of Seller's Qualified Decommissioning
Fund reduced by twenty percent (20%) of the excess of the fair market value of such assets over their Tax
Basis.

(91)     "NMP-1" has the meaning set forth in the recitals.

(92)     "NMP-1 Assets" has the meaning set forth in Section 2.1.

(93)     "NMP-2" means Nine Mile Point Unit 2 Nuclear Generating Facility located near Oswego, New York and identified in NRC Operating License No. NPF-69.

(94)     "NMP-2 Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of the date hereof between Buyer, NMPC, NYSEG, RG&E and CHGEC, relating to the sale of certain interests in NMP-2.

(95)     "NMP-2 Interests" has the meaning set forth in the recitals.

(96)     "NMPC" has the meaning set forth in the preamble.

(97)     "NMPC Retiree Coverages" has the meaning set forth in Section 6.10(m).

(98)     "NMPC's Defined Benefit Plan" has the meaning set forth in Section 6.10(h).

(99)     [Intentionally left blank]

(100)    "NMPC Savings Plan" has the meaning set forth in Section 6.10(g).

(101)    [Intentionally left blank]

(102)    "Non-material Contracts" means those contracts, agreements, personal property leases or other commitments incidental to the operation or maintenance of the NMP-1 Assets that have been entered into by
NMPC in the ordinary course of business prior to the Closing which either (i) are terminable, without penalty or any other termination related liability, upon notice of 90 days or less by NMPC or (ii) require the payment or delivery of goods or services with a value of less than $50,000 per annum in the case of any individual contract or commitment.

(103)    "Nonqualified Decommissioning Funds" means the external trust fund that does not meet the requirements of Code Section 468A and Treas. Reg. 1.468A-5, maintained by NMPC with respect to the
Facilities prior to the Closing pursuant to the NMPC Decommissioning Trust Agreement and maintained by the
Trustee after the Closing pursuant to the Post-Closing Decommissioning Trust Agreement to the extent assets are transferred to such trust pursuant to Section 6.12.

(104)    "Nonqualified Target" means (a) if the Closing Date occurs on or before July 1, 2001, $76.8 million, and (b) if the Closing Date occurs after July 1, 2001, an amount in dollars equal to (x) $76.8 million plus
(y) $76.8 million times 0.000175 times the actual number of days that have elapsed since July 1, 2001.

(105)    "Non-Union Employee" means any employee of NMPC employed as of the Closing Date who is employed at, or whose work responsibilities involve principally the operation of, the NMP-1 Assets and is not covered by the IBEW Collective Bargaining Agreement.  For purposes of Sections 2.4 and 6.10(k), the term Non-Union
Employee also includes any independent contractor who is self employed, who provides direct services to NMPC as of the Closing Date who provides services at, or whose work responsibilities involve principally the operation of, the NMP-1 Assets.

(106)    [Intentionally left blank]

(107)    "NRC" means the United States Nuclear Regulatory Commission and any successor agency thereto.

(108)    "Nuclear Insurance Policies" means all insurance policies carried by or for the benefit of Seller with respect to the ownership, operation or maintenance of the Facilities, including all liability, property damage and business interruption policies in respect thereof.  Without limiting the generality of the foregoing, the term "Nuclear Insurance Policies" includes all policies issued or administered by ANI or NEIL.

(109)    "Nuclear Laws" means all Federal, state, local, provincial, foreign and international civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to the regulation of nuclear power plants, Source Material, Byproduct Material and Special Nuclear Materials; the regulation of Low Level Waste and High Level Waste; the transportation and storage of Nuclear Materials; the regulation of Safeguards Information; the regulation of nuclear fuel; the enrichment of uranium; the disposal and storage of High Level Waste and Spent Nuclear Fuel; contracts for and payments into the Nuclear Waste Fund; and as applicable, the antitrust laws and the Federal Trade Commission
Act to specified activities or proposed activities of certain licensees of commercial nuclear reactors, but shall not include Environmental Laws.  "Nuclear Laws" include the Atomic Energy Act of 1954, as amended
(42 U.S.C. 2011 et seq.), the Price-Anderson Act (170 of the Atomic Energy Act of 1954, as amended); the
Energy Reorganization Act of 1974 (42 U.S.C. 5801 et seq.); Convention on the Physical Protection of Nuclear
Material Implementation Act of 1982 (Public Law 97 - 351; 96 Stat. 1663); the Foreign Assistance Act of 1961
(22 U.S.C. 2429 et seq.); the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. 3201); the Low-Level
Radioactive Waste Policy Act (42 U.S.C. 2021b et seq.); the Nuclear Waste Policy Act (42 U.S.C. 10101 et seq.
as amended); the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. 2021d, 471); and the
Energy Policy Act of 1992 (4 U.S.C. 13201 et seq.); and any state or local laws analogous to the foregoing.

(110)    "Nuclear Material" means Source Material, Special Nuclear Material, Low Level Waste, High Level
Waste, Byproduct Material and Spent Nuclear Fuel.

(111)    "Nuclear Waste Fund" means the fund established by the Department of Energy under the Nuclear Waste
Policy Act in which the Spent Nuclear Fuel Fees to be used for the design, construction and operation of a
High Level Waste Repository and other activities related to the storage and disposal of Spent Nuclear Fuel and/or High Level Waste are deposited.

(112)    "Nuclear Waste Policy Act" means the Nuclear Waste Policy Act of 1982, as amended.

(113)    "NYDEC" means the New York State Department of Environmental Conservation and any successor agency thereto.

(114)    "NYPSC" means the Public Service Commission of the State of New York and any successor agency thereto.

(115)    "Observers" has the meaning set forth in Section 6.1(c).

(116)    "Party" (and the corresponding term "Parties") has the meaning set forth in the preamble.

(117)    "PBGC" means the Pension Benefit Guaranty Corporation established by ERISA.

(118)    "PBO" has the meaning set forth in Section 6.10(h)(A).

(119)    "PC Bondholders" has the meaning set forth in Section 6.8(e)(i)(B).

(120)    "Permits" has the meaning set forth in Section 4.17(a).

(121)    "Permitted Encumbrances" means:  (i) the Easements; (ii) those exceptions to title to the NMP-1
Assets listed in Schedule 4.7(a) with respect to Real Property; (iii) with respect to any date before the
Closing Date, Encumbrances created by the Mortgage Indenture; (iv) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings provided that the aggregate amount being so contested does not exceed $100,000; (v) mechanics', materialmen's, carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed $100,000; (vi) zoning, entitlement, conservation restriction and other land use and environmental regulations imposed by Governmental Authorities which do not materially, individually or in the aggregate, detract from the value of the Purchased Interests in the NMP-1 Assets as such assets are currently used or interfere with the present use or operation of the NMP-1 Assets and neither secure indebtedness, nor, individually or in the aggregate, result in a Material Adverse Effect; (vii) the covenants and restrictions set forth in Section 6.8(e); and (viii) such other liens, imperfections in or failures of title, easements, leases, licenses, restrictions, activity and use limitations, conservation easements, encumbrances and encroachments, as do not, individually or in the aggregate, materially detract from the value of the Purchased Interests in the NMP-1 Assets as such assets are currently used or materially interfere with the present use or operation of the NMP-1 Assets and neither secure indebtedness, nor, individually or in the aggregate, result in a Material Adverse Effect.

(122)    "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, association, or governmental entity or any department or agency thereof.

(123)    "Pollution Control Bonds" has the meaning set forth in Section 2.4(m).

(124)    "Pollution Control Facilities" has the meaning set forth in Section 6.8(e)(i)(A).

(125)    "Post-Closing Adjustment" has the meaning set forth in Section 3.3(c).

(126)    "Post-Closing Decommissioning Trust Agreement" means the decommissioning trust agreement between
Buyer and the Trustee pursuant to which any assets of any of the Decommissioning Funds to be transferred by
Seller at Closing pursuant to Section 6.12 hereof will be held in trust.

(127)    "Post-Closing Statement" has the meaning set forth in Section 3.3(c).

(128)    "Power Purchase Agreement" means the Power Purchase Agreement between NMPC, on the one hand, and
Buyer, on the other hand, in the form of Exhibit H hereto.

(129)    "Price-Anderson Act" means Section 170 of the Atomic Energy Act and related provisions of Section 11 of the Atomic Energy Act.

(130)    "Proposed Post-Closing Adjustment" has the meaning set forth in Section 3.3(c).

(131)    "Proprietary Information" has the meaning as set forth in the Confidentiality Agreement.

(132)    "Purchased Interests" has the meaning set forth in Section 2.1.

(133)    "Purchase Price" means, on any date, the amount set forth opposite such date on Schedule 3.2.

(134)    "Qualified Decommissioning Funds" means the external trust fund that meets the requirements of Code
Section 468A and Treas. Reg. 1.468A-5, maintained by Seller with respect to the Facilities prior to Closing pursuant to Seller's Decommissioning Trust Agreements and maintained by Buyer after the Closing pursuant to the Post-Closing Decommissioning Trust Agreements to the extent assets are transferred to such fund by Seller pursuant to Section 6.12.

(135)    "Qualified Target" means (a) if the Closing Date occurs on or before July 1, 2001, $189.2 million, and (b) if the Closing Date occurs after July 1, 2001 an amount in dollars equal to (x) $189.2 million plus
(y) $189.2 times 0.000140 times the actual number of days that have elapsed since July 1, 2001.

(136)    "Real Property" has the meaning set forth in Section 2.1(a).

(137)    "Real Property Agreements" has the meaning set forth in Section 4.8.

(138)    "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

(139)    "Remediation" means action of any kind required by Environmental Law to address a Release, the threat of a Release or the presence of Hazardous Substances at the Site or an off-Site location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at the Site or an off-Site location:  (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work, (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a
Governmental Authority with jurisdiction over the Site or an off-Site location under Environmental Laws that no material additional work is required by such Governmental Authority; (e) the implementation, application, installation, operation or maintenance of remedial action on the Site or an off-Site location, remedial technologies applied to the surface or subsurface soils, excavation and off-Site treatment or disposal of soils, systems for long term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities required under Environmental Laws to address the presence or Release of Hazardous Substances at the Site or an off-Site location.

(140)    "Replacement Defined Benefit Plan" has the meaning set forth in Section 6.10(h).

(141)    "Replacement Retiree Coverages" has the meaning set forth in Section 6.10(m).

(142)    "Replacement Welfare Plans" has the meaning set forth in Section 6.10(e).

(143)    "Representatives" of a Party means the Party and its Affiliates and their directors, officers, employees, agents, partners, advisors (including, without limitation, accountants, counsel, environmental consultants, financial advisors and other authorized representatives) and parents and other controlling persons.

(144)    "Revenue Sharing Adjustment" means the adjustment to the Purchase Price calculated and paid in accordance with the Revenue Sharing Agreement.

(145)    "Revenue Sharing Agreement" means the agreement between NMPC, on the one hand, and Buyer, on the other hand, in the form of Exhibit E hereto.

(146)    "Safeguards Information" means information not otherwise classified as national security information or restricted data under NRC's regulations which specifically identifies an NRC licensee's detailed (1)
security measures for the physical protection of Special Nuclear Material, or (2) security measures for the physical protection and location of certain plant equipment vital to the safety of production or utilization facilities.

(147)    "SEC" means the United States Securities and Exchange Commission and any successor agency thereto.

(148)    [Intentionally left blank]

(149)    "Securities Act" means the Securities Act of 1933, as amended.

(150)    "Seller" has the meaning set forth in the preamble.

(151)    "Seller's Agreements" means those contracts, agreements, licenses and leases relating to the ownership, operation and maintenance of the NMP-1 Assets that are being assigned to Buyer, as more particularly described on Schedule .15(a)(i), and the Fuel Contracts.

(152)    "Seller's Decommissioning Trust Agreement" means the decommissioning trust agreement dated March 3,
1990, between Mellon Bank N.A. and NMPC.

(153)    "Seller Indemnitee" has the meaning set forth in Section 8.l(a).

(154)    "Seller's Required Regulatory Approvals" has the meaning set forth in Section 4.3(b).

(155)    "Site" means the parcels of land included in the Real Property.  Any reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

(156)    "Source Material" means:  (1) uranium or thorium; or any combination thereof, in any physical or chemical form, or (2) ores which contain by weight one-twentieth of one percent (0.05%) or more of (i)
uranium, (ii) thorium, or (iii) any combination thereof.  Source Material does not include Special Nuclear
Material.

(157)    "Special Nuclear Material" means plutonium, uranium-233, uranium enriched in the isotope-233 or in the isotope-235, and any other material that the NRC determines to be "Special Nuclear Material."  Special
Nuclear Material also refers to any material artificially enriched by any of the above-listed materials or isotopes.

(158)    "Spent Nuclear Fuel" means fuel that has been withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing.
Spent Nuclear Fuel includes the Special Nuclear Material, Byproduct Material, Source Material, and other radioactive materials associated with nuclear fuel assemblies.

(159)    "Spent Nuclear Fuel Fees" means those fees assessed on electricity generated at NMP-1 and sold pursuant to the Standard Contract for Disposal of Spent Nuclear Fuel and/or High Level Waste, as provided in Section 302 of the Nuclear Waste Policy Act and 10 C.F.R. Part 961, as the same may be amended from time to time.

(160)    "Subsidiary" when used in reference to any Person means any entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity, are owned directly or indirectly, by such Person.

(161)    "Tangible Personal Property" has the meaning set forth in Section 2.1(c).

(162)    "Tax Basis" means the adjusted tax basis determined for federal income tax purposes under Code Section
1011(a).

(163)    "Tax" or "Taxes" means, all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

(164)    "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes including amendments thereto.

(165)    [Intentionally left blank]

(166)    "Termination Date" has the meaning set forth in Section 9.1(b).

(167)    "Third Party Claim" has the meaning set forth in Section 8.2(a).

(168)    "Total Compensation" has the meaning set forth in Section 6.10(d).

(169)    [Intentionally left blank]

(170)    "Transferable Permits" means those Permits and Environmental Permits identified in Schedule
1.1(170), which may be transferred to Buyer without a filing with, notice to, consent or approval of any
Governmental Authority.

(171)    "Transferred Employee Records" means all records related to Transferred Employees, including but not limited to the following information:  (i) skill and development training, (ii) seniority histories, (iii)
salary and benefit information, (iv) Occupational, Safety and Health Administration reports, (v) active medical restriction forms, (vi) fitness for duty, and (vii) disciplinary actions.

(172)    "Transferred Employees" has the meaning set forth in Section 6.10(c).

(173)    "Transferred Non-Union Employees" has the meaning set forth in Section 6.10(c).

(174)    "Transferred Union Employees" has the meaning set forth in Section 6.10(c).

(175)    "Transition Committee" has the meaning set forth in Section 6.1(b).

(176)    "Transmission Assets" has the meaning set forth in Section 2.2(a).

(177)    "Trustee" means with respect to Seller prior to the Closing the trustee of the Decommissioning Funds appointed by Seller pursuant to Seller's Decommissioning Trust Agreement and after the Closing to the extent any assets of the Decommissioning Funds are transferred by Seller pursuant to Section 6.12 the trustees appointed pursuant to the Post-Closing Decommissioning Trust Agreement.

(178)    "Union Employees" means any employee of NMPC employed as of the Closing Date who is employed at, or whose work responsibilities involve principally the operation of NMP-1 Assets and is covered by the IBEW
Collective Bargaining Agreement.

(179)    "USEPA" means the United States Environmental Protection Agency and any successor agency thereto.

(180)    "WARN Act" means the Federal Worker Adjustment Retaining and Notification Act of 1988, as amended.

1.2.     CERTAIN INTERPRETIVE MATTERS.  In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa.
The term "includes" or "including" shall mean "including without limitation."  References to a Section,
Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                                     ARTICLE II
                                                 PURCHASE AND SALE

2.1.     TRANSFER OF ASSETS.  Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Seller, free and clear of all Encumbrances (except for Permitted
Encumbrances), all of Seller's right, title and interest (collectively, the "Purchased Interests") as the owner of NMP-1 but, not as the joint owner of NMP-2 or the owner of NMPC's other operations, in and to the following assets wherever located (the "NMP-1 Assets"):  (i) all of the assets constituting, or necessary in the ordinary course of business to operate NMP-1 (but excluding such assets not essential to the operation of
NMP-1 that are used predominantly elsewhere in the operation of Seller's business), including, without limitation, those assets identified in Schedule 2.1(j) and Schedule 4.13(b), (ii) those assets used jointly in the operation of the Facilities and NMP-2 and (iii) those assets described below (but excluding the
Excluded Assets):

(a)      Except as otherwise constituting part of the Excluded Assets, the land described on Schedule 4.13(a)
(which land comprises the Site) together with all buildings, facilities and other improvements thereon including the Facilities (but excluding any personal property thereon) and all appurtenances thereto, including, without limitation, all related rights of ingress and egress (collectively, the "Real Property");

(b)      All Nuclear Materials at the Site and the Inventories;

(c)      All machinery, mobile or otherwise, equipment (including computer hardware and software and communications equipment), vehicles, tools, spare parts, fixtures, furniture and furnishings and other personal property relating to or used in the ordinary course of business to operate the Facilities, including, without limitation, the items of personal property included in Schedule 4.13(b), other than property used primarily as part of the Transmission Assets or otherwise constituting part of the Excluded
Assets (collectively, "Tangible Personal Property"),

(d)      Subject to the provisions of Section 6.4(d), all Seller's Agreements and the Non-material Contracts;

(e)      All Real Property Agreements;

(f)      All Transferable Permits;

(g)      All books, operating records, operating, safety and maintenance manuals, inspection reports, engineering design plans, documents, blueprints and as built plans, specifications, procedures and similar items of Seller, wherever located, relating to the Facilities and the other NMP-1 Assets (subject to the right of Seller to retain copies of same for its use) other than general ledger accounting records;

(h)      All unexpired, transferable warranties and guarantees from third parties with respect to any item of
Real Property or personal property constituting part of the NMP-1 Assets;

(i)      The name "Nine Mile Point Unit 1";

(j)      A non-assignable (except to Affiliates), royalty-free, non-exclusive license to the Intellectual
Property described on Schedule 2.1(j);

(k)      The substation equipment, if any, designated in the Interconnection Agreement as being transferred to Buyer;

(l)      The assets comprising the Decommissioning Funds together with all related tax accounting and other records, including all records necessary to determine the Tax Basis of each asset in the Decommissioning
Funds;

(m)      All Nuclear Insurance Policies, including all rights to collect premium refunds made after the
Closing Date pursuant to the ANI nuclear industry credit rating plan (other than refunds that relate to premiums paid prior to the Closing Date);'

(n)      Subject to the receipt of approval from the Wireless Bureau of the Federal Communications
Commission, certain radio licenses;

(o)      Subject to satisfaction of Buyer's indemnification obligations under Section 8.1(a), the right to proceeds from insurance policies for coverage of Assumed Liabilities and Obligations;

(p)      Subject to satisfaction of Buyer's indemnification obligations under Section 8.1(a), the rights of
Seller in and to any causes of action, claims and defenses against third parties (including indemnification and contribution) relating to any Assumed Liabilities and Obligations (including, but not limited to, any cause of action or claim against DOE relating to DOE's failure to accept or any delay in acceptance of Spent
Nuclear Fuel pursuant to the Standard Contract for Disposal of Spent Nuclear Fuel and/or High Level Waste);

(q)      The Common Facilities; and

(r)      Any rights of Seller with respect to prior assessments of licensees of operating nuclear power plants to support disposal facility development activities by the New York State Department of Environmental
Conservation and Health, and the former Commission for Siting Low-Level Radioactive Waste Disposal
Facilities, which ceased operation in August 1995.

2.2.     EXCLUDED ASSETS.  Notwithstanding anything to the contrary in this Agreement, nothing in this
Agreement shall be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets which are associated with the NMP-1 Assets, but which are hereby specifically excluded from the sale and the definition of NMP-1 Assets herein (the "Excluded Assets"):

(a)      Except as expressly identified in Schedule 4.13(b) or the Interconnection Agreement, the electrical transmission or distribution facilities (as opposed to generation facilities) of Seller or any of its
Affiliates located at the Site or forming part of the Facilities (whether or not regarded as a "transmission"
or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets (collectively, the "Transmission Assets"), and those assets, facilities and agreements identified on Schedule 2(a);

(b)      Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities (including, without limitation, Seller's member account balances with NEIL), except the assets comprising the
Decommissioning Funds;

(c)      All rights to collect premium refunds made after the Closing Date under Nuclear Insurance Policies to the extent that such refunds relate to premiums paid prior to the Closing Date;

(d)      All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables, except the assets comprising the Decommissioning Funds;

(e)      Subject to a license to be hereafter granted by Seller, the rights of Seller and its Affiliates to the name "Niagara Mohawk Power Corporation";

(f)      All tariffs, agreements and arrangements to which Seller is a party for the purchase or sale of electric capacity and/or energy or for the purchase or sale of transmission or ancillary services;

(g)      Other than those contemplated by Section 2.1(p), the rights of Seller in and to any causes of action, claims and defenses against third parties (including indemnification and contribution) relating to any Real Property or personal property, Permits, Taxes, Real Property Agreements, Seller's Agreements or the
Non-material Contracts, if any, including any claims for refunds (including refunds of previously paid
Department of Energy Decommissioning and Decontamination Fees), prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the Facilities or the Site and relating to any period prior to the
Closing Date; and

(h)      Any and all of Seller's rights in any contract representing an intercompany transaction between a
Seller and an Affiliate of Seller, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like.

2.3.     ASSUMED LIABILITIES AND OBLIGATIONS.  On the Closing Date, Buyer shall deliver to Seller the
Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, all of the following liabilities and obligations of Seller (collectively, "Assumed Liabilities and
Obligations"):

(a)      All liabilities and obligations of Seller arising on or after the Closing Date with respect to the ownership or operation of the NMP-1 Assets and all liabilities and obligations of Seller arising on or after the Closing Date under Seller's Agreements, the Real Property Agreements, the Non-material Contracts and the
Transferable Permits in accordance with the terms thereof, including, without limitation, (i) the contracts, licenses, agreements and personal property leases entered into by Seller with respect to the NMP-1 Assets or under Seller's Agreements or the Non-material Contracts and disclosed on the relevant schedule and (ii) the contracts, licenses, agreements and personal property leases entered into by Seller with respect to the NMP-1
Assets after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default by Seller or a related waiver or extension would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice would constitute a default by Seller; provided that other than with respect to the Non-Union Employees and Union
Employees (as provided for in Section 2.3(d)), Buyer does not assume any liabilities or obligations relating to personal injury, discrimination, wrongful discharge, unfair labor practice, or constructive termination of any individual, or similar claim or cause of action attributable to any actions or inactions by Seller prior to the Closing Date;

(b)      All liabilities (except for Excluded Liabilities) and obligations of Seller under or related to
Environmental Laws or the common law with respect to the Site; provided however, that Buyer does not assume any liability or obligation for the off-Site disposal or release of Hazardous Substances or the arrangement for such activities prior to the Closing Date, as provided in Section 2.4(g) hereof, except that for the purposes of Section 2.3 and 2.4 "off-Site" does not include any location adjoining the Site to which
Hazardous Substances Released at the Site have migrated;

(c)      All liabilities and obligations of Seller associated with the NMP-1 Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof,

(d)      All liabilities and obligations with respect to Transferred Employees (a) for which Buyer is responsible pursuant to Section 6.10 or the terms of the IBEW Collective Bargaining Agreement, or (b)
relating to the employment or termination of employment of the Transferred Employees including liabilities for personal injury, discrimination, harassment, retaliation, constructive termination, wrongful discharge, unfair labor practices, or any similar claim or cause of action attributable to any actions or inactions by
NMPC prior to the Closing as to which no claim or cause of action has been filed with or is pending before any court, administrative agency or arbitrator prior to the Closing, it being understood, however, that, to the extent required by a court of competent jurisdiction, administrative agency or arbitrator, Buyer shall implement any prospective changes (as opposed to compensatory costs, damages or other liabilities relating to any periods prior to Closing) in the terms of employment of any Non-Union or Union Employees who become
Transferred Employees as of the Closing Date or who are subsequently ordered to be reinstated at NMP-1 or
NMP-2 following the resolutions of the claims or causes of action described above, irrespective of when such claim or cause of action is filed or threatened;

(e)      With respect to the NMP-1 Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the NMP-1 Assets by Seller on or after the Closing
Date, except for any Income Taxes attributable to income received by Seller;

(f)      All liabilities and obligations of Seller to Decommission the Facilities;

(g)      All liabilities and obligations of Seller associated with (i) the nuclear fuel consumed at NMP-1 from and after the Closing Date and (ii) the storage and disposal of the Nuclear Material of NMP-1 as of the Closing Date; and

(h)      All obligations of the Seller arising on or after the Closing Date to pay to ANI any additional premiums due to audit assessments.

2.4.     EXCLUDED LIABILITIES.  Notwithstanding anything to the contrary in this Agreement, nothing in this
Agreement shall be construed to impose on Buyer, and Buyer shall not assume or be obligated to pay, perform or otherwise discharge, the following liabilities or obligations (the "Excluded Liabilities"):

(a)      Any liabilities or obligations of Seller in respect of any Excluded Assets or other assets of Seller which are not Purchased Interests or related to the NMP-1 Assets;

(b)      Any liabilities or obligations in respect of Taxes attributable to the ownership, operation or use of NMP-1 Assets for taxable periods, or portions thereof, ending before the Closing Date, except for Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof;

(c)      Any liabilities or obligations of Seller accruing under any of Seller's Agreements or any
Non-material Contract prior to the Closing Date;

(d)      All liabilities and obligations arising under or relating to Nuclear Laws or relating to any claim in respect of Nuclear Material arising out of the ownership or operation of the NMP-1 Assets prior to the
Closing Date, including any and all asserted or unasserted liabilities or obligations to third parties
(including employees) for personal injury, property damage or tort, or similar causes of action arising out of the ownership or operation of the NMP-1 Assets prior to the Closing Date, including liabilities or obligations arising out of or resulting from a "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Site, or any other licensed nuclear reactor site in the
United States, or in the course of the transportation of radioactive materials to or from the Site or any other site prior to the Closing Date, including, without limitation, liability for any deferred premiums assessed in connection with such a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under Section 170 of the Atomic Energy Act and 10 C.F.R. Part 140,
10 C.F.R. 50.54(w), and liabilities and obligations arising out of or resulting from the transportation, treatment, storage or disposal of Low Level Waste or other Nuclear Materials, other than any liabilities or obligations which have been expressly assumed by Buyer under Sections 2.3 or 6.13, provided Seller will not have any liability for similar matters arising on or after the Closing Date;

(e)      Any fines or penalties (including investigatory or similar costs) imposed by a Governmental
Authority with respect to the NMP-1 Assets resulting from (i) an investigation, proceeding, request for information or inspection before or by a Governmental Authority prior to the Closing Date, or (ii) criminal acts, willful misconduct or gross negligence of Seller;

(f)      Subject to Section 3.5, any payment obligations of Seller for goods delivered or services rendered prior to the Closing Date, including, but not limited to, rental or lease payments due and owing prior to the Closing Date pursuant to the Real Property Agreements and any leases relating to Tangible Personal
Property;

(g)      Any liability or obligation under or related to Environmental Laws or the common law, whether such liability or obligation is known or unknown, contingent or accrued (whether or not arising or made manifest before the Closing Date or on or after the Closing Date), arising as a result of, in connection with or allegedly caused by the disposal, storage, transportation, discharge, Release, or recycling of Hazardous
Substances off-Site, or the arrangement for such activities, in connection with the ownership or operation of the NMP-1 Assets prior to the Closing Date, except that for the purpose of Sections 2.3 and 2.4,
"off-Site" does not include any location adjoining the Site to which Hazardous Substances disposed of or
Released at the Site have migrated;

(h)      Third party liability for toxic torts arising as a result of or in connection with loss of life or injury to persons prior to the Closing Date (whether or not such loss or injury was made manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the NMP-1 Assets prior to the Closing Date, provided Seller will not have any liability for similar actions by Buyer on or after the Closing Date;

(i)      Any liabilities or obligations relating to Seller's operations on, or usage of, the Easements or
Seller's equipment within the Easements, including, without limitation, liabilities or obligations arising as a result of or in connection with (1) any violation or alleged violation of Environmental Law and (2)
loss of life, injury to persons or property or damage to natural resources, but only to the extent caused by
Seller;

(j)      Other than as provided for in Sections 2.3(a) and (d), any liabilities or obligations relating to the employment or termination of employment, including personal injury, discrimination, harassment, retaliation, wrongful discharge, unfair labor practices, or constructive termination of any individual, or any similar claim or cause of action attributable to any actions or inactions by NMPC prior to the Closing
Date, provided Seller will not have any liability for similar actions or inactions by Buyer on or after the
Closing Date;

(k)      Subject to Section 6.10, any liabilities or obligations relating to any Benefit Plan maintained by
NMPC or any other benefit described in Section 4.12(a), or any employee benefit plan as defined in Section
3(3) of ERISA and maintained by any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with NMPC under
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which NMPC or any ERISA Affiliate contributed (the "ERISA Affiliate Plans"), including any multi-employer plan contributed to at any time by
NMPC or any ERISA Affiliate, or any multi-employer plan to which NMPC or ERISA Affiliate is or was obligated at any time to contribute, including but not limited to, any such liability (i) relating to the PBGC under
Title IV of ERISA; (ii) relating to a multi-employer plan; (iii) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (iv) with respect to any noncompliance with ERISA or any other applicable laws; or (v) with respect to any suit, proceeding or claim which is brought against
Buyer, any Benefit Plan, ERISA Affiliate Plan, or any fiduciary or former fiduciary of any such Benefit
Plan or ERISA Affiliate Plan;

(l)      With respect to the Union and Non-Union Employees and subject to Sections 2.3(a), 2.3(d) and 6.10, any liabilities or obligations relating to the employment or services or termination of employment or services, including personal injury, discrimination, harassment, retaliation, constructive termination, wrongful discharge, unfair labor practices, or any similar claim or cause of action attributable to any actions or inactions by NMPC that are filed with or pending before any court, administrative agency or arbitrator prior to the Closing Date, provided Seller will not have any liability for similar actions by
Buyer on or after the Closing Date;

(m)      Any liabilities relating to the New York State Energy Research and Development Authority Pollution
Control Bonds (collectively, as listed on Schedule 2.4(m), the "Pollution Control Bonds") and any agreements relating thereto, other than those arising out of the breach by Buyer of the covenants contained in Section
6.8(e) hereof;

(n)      Subject to Section 6.18, any liabilities or obligations of Seller relating to or arising from the
Operating Agreements prior to the Closing Date; and

                  (o)      All liabilities for fees payable to the Department of Energy under the Department of Energy Standard Contracts accrued on or prior to the Closing Date, including, without limitation, subject to Section 6.13, all liabilities for fees, late fees, penalties and other amounts payable to the Department of Energy in connection with the disposal of Pre-1983 Spent Nuclear Fuel, and interest accrued thereon as set forth in Article VIII of the Department of Energy Standard Contracts.

2.5.     CONTROL OF LITIGATION.  The Parties agree and acknowledge that Seller shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or other activities arising out of or related to any Excluded Liabilities and Buyer agrees to cooperate with
Seller in connection therewith.

                                                    ARTICLE III
                                                    THE CLOSING

3.1.     CLOSING. Upon the terms and subject to the satisfaction of the conditions contained in Article VII of this Agreement and subject to Section 10.12, the sale, assignment, conveyance, transfer and delivery of the Purchased Interests to Buyer, the payment of the Purchase Price to Seller, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing
(the "Closing"), to be held, simultaneously with the closing of the transactions contemplated by the NMP-2
Asset Purchase Agreement at the offices of Sullivan & Cromwell in New York City, at 10:00 am. local time, or another mutually acceptable time and location, on the date that is twenty (20) Business Days following the date on which the last of the conditions precedent to Closing set forth in Article VII of this
Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist, but in any event not after the Termination Date, unless the Parties mutually agree on another date.
For the sole purpose of planning the Closing Date, the matters contemplated by Section 7.1(g), (h), (i),
(j), (l), (m), (n) and (o) and Section 7.2(h), (i), (j), (k), (l) and (m) shall be assumed to have been satisfied, provided, however, that  the actual satisfaction of such provisions shall in all cases be considered to be a condition to Closing.  The date of Closing is hereinafter called the "Closing Date."
The Closing shall be effective for all purposes as of 12:01 a.m. on the Closing Date.

3.2.     PAYMENT OF PURCHASE PRICE.  Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Interests, Buyer will pay or cause to be paid to Seller at the Closing in consideration of the Purchased Interests an amount equal to the Purchase Price, plus or minus any adjustments to such Purchase Price pursuant to the provisions of this Agreement, one-half of which shall be paid by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Seller and Buyer and one-half shall be paid by a Note, in substantially the form of
Exhibit I.

3.3.     ADJUSTMENT TO PURCHASE PRICE.  (a) Subject to Section 3.3(b), at the Closing, the Purchase Price
shall be adjusted, without duplication, to account for the items set forth in this Section 3.3(a):

         (i)      The Purchase Price shall be adjusted to account for the items prorated as of the
         Closing Date pursuant to Section 3.5.

         (ii)     Each full-time regular Transferred Employee, up to 1,337 in number, will be allocated to NMP-1 and NMP-2.  As part of this allocation, employees will be allocated 45% to NMP-1 and 55%
         to NMP-2.  For each full-time Transferred Employee allocated to NMP-1 below 550 and above 475, the
         Purchase Price will be increased by $25,000.

         (iii)    The Purchase Price shall be increased by the amount expended by Seller between the date hereof and the Closing Date for capital additions to or replacements of property, plant and equipment included in the NMP-1 Assets and other expenditures or repairs on property, plant and equipment included in the NMP-1 Assets that are capitalized by Seller in accordance with their normal accounting policies, provided, that (A) such expenditures are not required (1) for the customary operation and maintenance of NMP-1, (2) to replace equipment which has failed for any other reason, or (3) to comply with applicable laws, rules and regulations and (B) Buyer has specifically requested or approved such expenditures in writing ("Capital Expenditures").
         Nothing in this paragraph should be construed to limit Seller's rights and obligations to make all capital expenditures necessary to comply with NRC licenses and other Permits.

         (iv)     The Purchase Price shall be decreased or increased, as the case may be, by 15.49 cents for every dollar that Seller's Nonqualified Decommissioning Fund assets transferred to Buyer exceed, or are less than the Nonqualified Target.  In addition, if the Closing Date occurs after July 1,
         2001, the Purchase Price shall be increased by one dollar for every dollar that the Seller's
         Nonqualified Decommissioning Fund exceeds the Nonqualified Target, but only to the extent such excess results from a contribution required by federal Income Tax law or the terms of the trust agreement applicable to such fund to be made to the Seller's Nonqualified Decommissioning Fund after the date hereof.

         (v)      The Purchase Price shall be adjusted from time to time following the Closing Date by the payment under the Revenue Sharing Agreement, if any, to Seller as required under the Revenue
         Sharing Agreement.

         (vi)     The Purchase Price shall be adjusted, if applicable, as provided in Section 7.1(p).

         (vii)    If the cost to dispose of the Low Level Waste at the Facilities as of the Closing Date
         is greater than $250,000, based on the disposal criteria set forth in Schedule 3.3(a)(vii), the
         Purchase Price shall be adjusted downward by one dollar for every dollar that such Low Level Waste disposal is greater than $250,000.  Conversely, if the cost to dispose of the Low Level Waste at the Facilities as of the Closing Date is less than $250,000, the Purchase Price shall be adjusted upward by one dollar for every dollar that such Low Level Waste disposal is less than $250,000.

         (viii)   The Purchase Price shall be increased by the amount of two million dollars ($2,000,000) per year for each year (the "Contingent Payment") after 2034 (which amount shall increase by 3.5% for each year following the first year) that Buyer has failed to receive terminations of all Part 50 licenses from the NRC with respect to NMP-1.  Payment of the additional Purchase Price, if any, shall be made by Buyer to Seller within thirty (30) days following the close of each calendar year in which a Contingent Payment under this Section 3.3(a)(viii) is required.  This Section 3.3(a)
         (viii) will be operative only upon the receipt of a private letter ruling issued by the Internal
         Revenue Service (the "IRS") to Seller, which provides, in a form acceptable to Seller, that the amounts payable, if any, under this Section 3.3(a)(viii) will both:  (I) not be included in determining the taxable income for the taxable year of Seller until the Contingent Payment is fixed by the failure of Buyer to Decommission NMP-1 after 2034; and (II) not adversely affect Seller's
         Federal income tax consequences as contemplated in Section 6.12(b)(i) and Section 6.12 (b)(ii).
         Notwithstanding the preceding sentence, if the IRS refuses, or otherwise fails, to issue the ruling contemplated under Section 3.3(a)(viii)(I) above, this Section 3.3(a)(viii) nevertheless will be operative provided that Seller receives an opinion (or opinions as determined by Seller) of counsel, acceptable to Seller, with respect to Section 3.3(a)(viii)(I), and the IRS issues the rulings that
         Seller is entitled to the Federal income tax consequences as contemplated in Section 6.12(b)(i) and
         Section 6.12(b)(ii).  Neither the receipt of the rulings nor any opinion of counsel contemplated by this Section 3.3(a)(viii) is required as a condition to be fulfilled under this Agreement at or prior to the Closing Date.

         (ix)     The Purchase Price shall be decreased by one dollar for every dollar that Seller's
         Qualified Decommissioning Fund assets transferred to Buyer are less than the Qualified Target.
         In addition, if the Closing Date occurs after July 1, 2001, the Purchase Price shall be increased by one dollar for every dollar that the Seller's Qualified Decommissioning Fund exceeds the Qualified
         Target, but only to the extent such excess results from a contribution required by federal Income
         Tax law or the terms of the trust agreement applicable to such fund to be made to the Seller's
         Qualified Decommissioning Fund by Seller after the date hereof.

                  (b)      No less than ten (10) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement")
         that shall set forth Seller's best estimate of all estimated adjustments to the Purchase Price required by Section 3.3(a) (other than subsections 3.3(a)(v) and 3.3(a)(viii)) (the "Estimated
         Adjustment").  Within ten(10) calendar days after the delivery of the Estimated Closing Statement by Seller to Buyer, Buyer may object in good faith to the Estimated Adjustment in writing.  If
         Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve their differences by negotiation.  If the Parties are unable to do so prior to the Closing Date (or if Buyer does not object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment")
         for the Closing by the amount of the Estimated Adjustment not in dispute.  The disputed portion shall be resolved in accordance with the provisions of Section 3.3(c) and paid as part of any
         Post-Closing Adjustment to the extent required by Section 3.3(c).

                  (c)      Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to
         Buyer a final closing statement (the "Post-Closing Statement") that shall set forth all adjustments to the Purchase Price required by Section 3.3(a) (other than subsections 3.3(a)(v) and 3.3(a)(viii))
         (the "Proposed Post-Closing Adjustment") and all work papers detailing such adjustments.  The
         Post-Closing Statement shall be prepared using the same accounting principles, policies and methods as Seller has historically used in connection with the calculation of the items reflected on such
         Post-Closing Statement.  Within thirty (30) days after the delivery of the Post-Closing Statement by Seller to Buyer, Buyer may object to the Proposed Post-Closing Adjustment in writing.  Seller agrees to cooperate with Buyer to provide Buyer with the information used to prepare the
         Post-Closing Statement and information relating thereto.  If Buyer objects to the Proposed
         Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation.  If the Parties are unable to resolve such dispute within thirty (30) days after any objection by
         Buyer, the Parties shall appoint the Independent Accounting Firm, which shall, at Seller's and
         Buyer's joint expense, review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any, within thirty (30) days after such appointment.  The
         Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination.  The finding of such
         Independent Accounting Firm shall be binding on the Parties hereto.  Upon determination of the appropriate adjustment (the "Post-Closing Adjustment") by agreement of the Parties or by binding determination of the Independent Accounting Firm, the Party owing the difference shall deliver such amount to the other Party no later than two (2) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee.

3.4.     ALLOCATION OF PURCHASE PRICE.  At least ten (10) Business Days prior to the Closing Date, Buyer and
Seller shall agree upon an allocation among the NMP-1 Assets of the sum of the Purchase Price and the Assumed
Liabilities and Obligations, which will be memorialized on Schedule 3.4; provided, however, the parties shall allocate a portion of the Purchase Price equal to the Fuel Market Value to the purchase of each KgU of fuel held in inventory or loaded into the Unit.  The agreed allocation shall be used by the parties for all purposes except as otherwise required by Section 1060 of the Code.

3.5.     PRORATIONS.  (a) Buyer and Seller agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the NMP-1 Assets shall be prorated as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing Date, and Buyer liable to the extent such items relate to periods commencing with the Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                  (i)      Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the NMP-1 Assets;

                  (ii)     Rent, Taxes and all other items (including prepaid services or goods not included in Inventory) payable by or to Seller under any of Seller's Agreements or the Non-material
         Contracts;

                  (iii)    Any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permit;

                  (iv)     Sewer rents and charges for water, telephone, electricity and other utilities; and

                  (v)      Rent and Taxes and other items payable by Seller under the Real Property
         Agreements assigned to Buyer.

                  (b)      In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing Date or paid for the most recent year (or other appropriate period)
for which actual Taxes or other amounts paid are available.  Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available.  The prorations shall be based on the number of days in a year or other appropriate period (i) before the Closing Date and (ii) including and after the Closing Date.
Seller and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.5.

3.6.     DELIVERIES BY SELLER.At the Closing (or, in the case of those items contemplated by paragraph (j)
below, at the Facilities on or before the Closing Date), Seller will deliver, or cause to be delivered, the following to Buyer:

(a)      The Bill of Sale, duly executed by Seller;

(b)      Copies of any and all governmental and other third party consents, waivers or approvals obtained by
Seller with respect to the transfer of the Purchased Interests, or the consummation of the transactions contemplated by this Agreement;

(c)      The opinions of counsel and officer's certificates of Seller contemplated by Section 7.1;

(d)      One or more bargain and sale deeds with covenant provided for by Section 13 of the Lien Law of the
State of New York, conveying the Real Property to Buyer, in substantially the form of Exhibit F hereto, duly executed and acknowledged by Seller in recordable form, and any owner's affidavits or similar documents reasonably required by the title company;

(e)      All Ancillary Agreements, duly executed by Seller;

(f)      Copies, certified by the Secretary or Assistant Secretary of Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Seller in connection herewith, and the consummation of the transactions contemplated hereby;

(g)      A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

(h)      Certificates of good standing with respect to Seller, issued by the Secretary of the State of New
York.

(i)      To the extent available, tax clearance certificates or Tax status certificates dated no more than thirty (30) days prior to the Closing for each jurisdiction identified on Schedule 4.20;

(j)      To the extent available, originals of the Seller's Agreements, Non-material Contracts, Real Property
Agreements and Transferable Permits and, if not available, true and correct copies thereof, in all cases together with notices to and, if required by the terms thereof, consents by other Persons which are parties to the Seller's Agreements, Non-material Contracts, Real Property Agreements and Transferable Permits;

(k)      The assets of the Decommissioning Funds to be transferred pursuant to Section 6.12 shall be delivered to the Trustee of the Post-Closing Decommissioning Trust Agreement;

(l)      All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Purchased Interests, in accordance with this Agreement and where necessary or desirable in recordable form; and

(m)      Such other agreements, consents, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

3.7.     DELIVERIES BY BUYER.At the Closing, Buyer will deliver, or cause to be delivered, the following to
Seller:

(a)      The Purchase Price, payable as provided in Section 3.2, as adjusted pursuant to Section 3.3(a)(other than pursuant to subsections 3.3(a)(v) and 3.3(a)(viii));

(b)      The opinions of counsel and certificates contemplated by Section 7.2;

(c)      All Ancillary Agreements, duly executed by Buyer;

(d)      Copies, certified by the Secretary or Assistant Secretary of Buyer, of resolutions authorizing the execution and delivery of this Agreement, and all of the agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby;

(e)      A certificate of the Secretary or Assistant Secretary of Buyer identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement, and the other agreements contemplated hereby;

(f)      A certificate of good standing with respect to Buyer, issued by the Secretary of the State of
Maryland;

(g)      A certificate of authority of Buyer to do business in New York, issued by the Secretary of State of
New York;

(h)      All such other instruments of assumption as shall, in the reasonable opinion of Seller and their counsel, be necessary for Buyer to assume the Assumed Liabilities and Obligations in accordance with this
Agreement;
(i)      Copies of any and all governmental and other third party consents, waivers or approvals obtained by
Buyer with respect to the transfer of the Purchased Interests, or the consummation of the transactions contemplated by this Agreement; and

(j)      Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

3.8.     PRE-CLOSING BREACHES OF SELLER'S REPRESENTATIONS AND WARRANTIES.

         (a)      To the extent that, prior to Closing, it is determined that, if the qualification of materiality or Material Adverse Effect were deleted from the Seller's representations and warranties which do not survive the Closing under Section 10.3(a), there would be any individual breach of any of the
Seller's representations or warranties which do not survive the Closing under Section 10.3(a) which would be reasonably likely to result in any claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) to the Buyer ("Damages") of $3,000,000 or more (a "Pre-Closing Breach"), then, to the extent that the aggregate amount of the Damages of all
Pre-Closing Breaches exceeds $10,000,000, Seller shall hold the Buyer harmless from such Damages in excess of $10,000,000 by taking, at its option, either or both of the following actions: (i) cure the breach before the Closing, provided that the Closing shall not be delayed to effect any cure; or (ii) adjust the Purchase
Price prior to the Closing by an amount agreed to by the Parties.

         (b)      To the extent the exact amount of the Damages of the Pre-Closing Breach cannot reasonably be agreed upon by the Parties prior to the Closing, and neither option (i) nor (ii) above is implemented, within 10 days after such Pre-Closing Breach is brought by another Party to the attention of the other Parties, such dispute (the "Dispute") may be submitted by any Party to, and if so submitted shall be finally settled by, arbitration ("Arbitration") in accordance with the Commercial Arbitration Rules of the
American Arbitration Association (the "Rules"), but any such Arbitration would have the following characteristics: (i) there would be one arbitrator (the "Arbitrator"), selected by the Parties acting in good faith, which Arbitrator must be a person with substantial experience and knowledge relating to nuclear power plants; (ii) if the Parties cannot agree on the identity of the Arbitrator by the end of the above-described
10 day period, such person shall be appointed in accordance with the Rules; (iii) the Arbitrator must enter a decision that the amount of Damages is either the amount proposed by the Buyer or the amount proposed by the
Seller and no other amount, and, if such decision is entered prior to the Closing, the Purchase Price otherwise payable at the Closing under this Agreement shall be reduced by the amount of Damages (the "Damage
Amount") so decided; (iv) the Arbitrator must make his decision no earlier than 15 and no later than 30 days after the date on which he is appointed as Arbitrator; (v) if the Parties can agree amongst themselves on the amount of the Damages which are the subject of the Dispute before the 15th day after which the Arbitrator is appointed, such agreement shall control and the Arbitration shall be terminated without result; (vi) all costs of such Arbitration, including the compensation of the Arbitrator (but not including the Parties'
attorneys', accountants' and other professionals' fees, as to which each Party shall pay its own), shall be split evenly between the Buyer and Seller; (vii) the Arbitration would take place in Onondaga County, New
York; and (viii) the decision of the Arbitrator shall be final and binding upon the Parties.  In no event shall any actions taken pursuant to this subsection (b) delay the Closing.

         (c)      No Dispute or Arbitration shall delay the Closing, and if any Dispute or
Arbitration is ongoing at the time the Closing is otherwise able to occur under this Agreement, the Closing shall proceed and the process described in Section 3.8(b) shall continue past the Closing Date.  In such case, the Damage Amount as determined by the Arbitrator after the Closing shall be recoverable by the Buyer against the Seller, and the Seller shall pay the Damage Amount to the Buyer within seven days after the date of the Arbitrator's decision.  If the Seller does not fully make such payment by the end of such seven day period, the Buyer may proceed in one  of the following ways, or a combination thereof, at the Buyer's sole election:  (i) setting off the Damage Amount against any amount(s) otherwise owing from the Buyer to the
Seller under this Agreement, and (ii) causing the entering of a judgment against the Seller in a court of competent jurisdiction consistent with Section 10.6 hereof with respect to, and to enforce the decision of, the Arbitrator hereunder.

         (d)      The Parties specifically agree that the threshold of $3,000,000 does not constitute materiality or a Material Adverse Effect under this Agreement.

                                                    ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows (all such representations and warranties, other than those in Sections 4.1, 4.2, 4.3, 4.12, 4.19, 4.20, 4.21 and 4.22, being made to the Knowledge of
Seller):

4.1.     ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

4.2.     AUTHORITY RELATIVE TO THIS AGREEMENT.  Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by
Seller, and assuming that this Agreement constitutes a valid and binding agreement of Buyer and subject to the receipt of Seller's Required Regulatory Approvals, constitutes the legal, valid and binding agreement of
Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

4.3.     CONSENTS AND APPROVALS; NO VIOLATION.  (a)  Except as set forth in Schedule 4.3(a), and subject to the receipt of Seller's Required Regulatory Approvals, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach or violation of any provision of the Certificate or Articles of Incorporation or Bylaws of Seller;
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller, or any of the NMP-1 Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect; or (iii) constitute violations of any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or any of its assets, which violation, individually or in the aggregate, would create a Material Adverse
Effect.

         (b)      Except as set forth in Schedule 4.3(b) (the filings and approvals referred to in
Schedule 4.3(b) are collectively referred to as the "Seller's Required Regulatory Approvals"), no
declaration, filing or registration with, or notice to, or authorization, consent or approval of any
Governmental Authority is necessary for the execution and delivery of this Agreement or the consummation by
Seller of the transactions contemplated hereby, other than (i) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, will not, individually or in the aggregate, create a Material Adverse Effect or (ii) such declarations, filings, registrations, notices, authorizations, consents or approvals which become applicable to Seller as a result of the specific regulatory status of Buyer (or any of its Affiliates) or the result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

4.4.     REPORTS.Since January 1, 1997, Seller has filed or caused to be filed with the SEC, the applicable state or local utility commissions or regulatory bodies, the NRC and the FERC, as the case may be, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it with respect to the NMP-1 Assets or the operation thereof under each of the Securities Act, the Exchange Act, the applicable state public utility laws, the Federal Power Act, the
Holding Company Act, the Atomic Energy Act, the Energy Reorganization Act, and the Price-Anderson Act and
the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed, and there are no material misstatements or omissions relating to the NMP-1
Assets in any such report; provided, however, that Seller shall not be deemed to be making any representation or warranty to Buyer hereunder concerning the financial statements of such Seller or any Affiliate of such
Seller contained in any such reports.

4.5.     UNDISCLOSED LIABILITIES.  Except as set forth in Schedule 4.5, the NMP-1 Assets are not subject to any material liability or obligation (whether absolute, accrued, contingent or otherwise) that has not been accrued or reserved against in Seller's financial statements as of the end of the most recent fiscal quarter for which such statements are available or disclosed in the notes thereto in accordance with generally accepted accounting principles consistently applied.

4.6.     ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 2000, except as set forth in Schedule 4.6 or
Schedule 4.15(a)(i), there has not been:  (a) any Material Adverse Effect; (b) any damage, destruction or casualty loss, whether or not covered by insurance, which, individually or in the aggregate, created a
Material Adverse Effect or (c) any agreement, commitment or transaction entered into by Seller that is material to the ownership or operation of the NMP-1 Assets and NMP-2, taken as a whole, and remains in full force and effect on the date hereof.

4.7.     TITLE AND RELATED MATTERS. Seller holds title, insurable at regular rates by a nationally recognized title insurance company, in the Real Property to be conveyed by it hereunder free and clear of all
Encumbrances, other than the Permitted Encumbrances; provided, however, that Seller makes no representation or warranty with respect to title to groundwater.  The Real Property constitutes all of the real property necessary to operate the Facilities as currently operated.  Except for Permitted Encumbrances, Seller has good and valid title to its interest in the NMP-1 Assets not constituting Real Property free and clear of all Encumbrances.

4.8.     REAL PROPERTY AGREEMENTS.  Schedule 4.8 lists, as of the date of this Agreement, all real property leases, easements, licenses and other rights in real property (collectively, the "Real Property Agreements")
to which Seller is a party (directly or as a successor or assignee) and which (i) are to be transferred and assigned to Buyer on the Closing Date, (ii) affect all or any part of any Real Property and (iii) provide for annual payments of more than $100,000.  Except as set forth in Schedule 4.8, all such Real Property
Agreements are valid, binding and enforceable in accordance with their terms, and are in full force and effect, and may be transferred or assigned to Buyer at the Closing without the consent or approval of the other parties thereto; there are no existing material defaults by Seller or any other party thereunder;
and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default by Seller or any other party thereunder.

4.9.     INSURANCE.  Except as set forth in Schedule 4.9, all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by Seller and insuring the NMP-1 Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.  Except as described in Schedule 4.9, as of the date of this Agreement, Seller has not been refused any insurance with respect to the NMP-1 Assets nor has their coverage been limited by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last twelve months.

4.10.    ENVIRONMENTAL MATTERS.  With respect to the NMP-1 Assets and the ownership or operation thereof by
Seller, except as disclosed in Schedule 4.10:

(a)      Seller has obtained and hold all material Environmental Permits necessary to the operation of the
NMP-1 Assets as presently conducted;

(b)      Seller is in compliance in all material respects with all terms, conditions and provisions of (i)
all applicable Environmental Laws and (ii) all material Environmental Permits;

(c)      there are no Environmental Claims against Seller with respect to the NMP-1 Assets, and Seller are not aware of any facts or circumstances which are reasonably likely to form the basis for any material
Environmental Claim against Seller with respect to the NMP-1 Assets;

(d)      no Releases of Hazardous Substances have occurred at, from, on, or under the Site and no Hazardous
Substances are present on or migrating from the Site that are reasonably likely to give rise to a material
Environmental Claim against Seller;

(e)      Seller has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance from the Site to any off-Site location which is an Environmental Clean-up Site;

(f)      the Site is not an Environmental Clean-up Site;

(g)      there are no Liens arising under or pursuant to any Environmental Law with respect to the NMP-1
Assets and there are no facts, circumstances, or conditions that are reasonably likely to be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of the NMP-1 Assets, except those facts, circumstances or conditions relating to the status of the NMP-1 Assets as a nuclear facility;

(h)      there are no (i) underground storage tanks, active or abandoned or (ii)
polychlorinated-biphenyl-containing equipment;

(i)      there have been no environmental audits or assessments conducted since January 1997 by, on behalf of, or which are in the possession of Seller which have not been made available to Buyer prior to execution of this Agreement; and

(j)      there have been no claims by Seller against comprehensive general liability and excess insurance carriers for any Loss resulting from, relating to or arising from Environmental Claims with respect to the
NMP-1 Assets.  The representations and warranties made by Seller in this Section 4.10 are the exclusive representations and warranties made to Buyer relating to environmental matters.

4.11.    LABOR MATTERS.  NMPC will make available to Buyer true, correct and complete copies of the IBEW
Collective Bargaining Agreement, which, except as set forth in Schedule 4.11, is the only agreement with unionized workers to which NMPC is a party or are subject and which relate to the NMP-1 Assets.  With respect to the ownership or operation of the NMP-1 Assets, except to the extent set forth in Schedule 4.11 and except for such matters as will not, individually or in the aggregate, create a Material Adverse Effect:
(a) NMPC is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) NMPC has not received notice of any unfair labor practice complaint pending before the National Labor Relations Board, (c) there is no labor strike, slowdown or stoppage actually pending or threatened by any authorized representative of any union or other representative of employees against or affecting NMPC; (d) NMPC has not received notice that any representation petition respecting the employees of NMPC has been filed with the National Labor
Relations Board; (e) no arbitration proceeding arising out of or under the IBEW Collective Bargaining
Agreement is pending against NMPC; and (f) NMPC has not experienced any primary work stoppage in the past five years at the Purchased Interests.

4.12.    ERISA; BENEFIT PLANS.

(a)      Schedule 4.12(a) lists all deferred compensation, profit-sharing, retirement and pension plans, including multi-employer plans (of which none exist), and all material bonus and other employee benefit or fringe benefit plans, including multi-employer plans (of which none exist), maintained or with respect to which contributions are made by NMPC in respect to current non-officer employees employed at the NMP-1
Assets ("Benefit Plans").  True, correct, and complete copies of all such Benefit Plans have been made available to Buyer.  Information about benefits provided to officers of NMPC employed at the NMP-1 Assets, and to such other key NMPC employees employed at the NMP-1 Assets as are agreed to by NMPC and Buyer, shall be disclosed in such manner as NMPC and Buyer mutually agree.

(b)      Except as set forth in Schedule 4.12(b), NMPC and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding requirements of Section 302 of ERISA and Section 412 of the
Code with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in Section
3(2) of ERISA and to which Section 302 of ERISA applies.  To NMPC's Knowledge, except as set forth in
Schedule 4.12(b), neither NMPC nor any ERISA Affiliate has incurred any liability under Sections 4062(b),
4063 or 4064 of ERISA to the PBGC in connection with any Benefit Plan which is subject to Title IV of ERISA, nor any withdrawal liability to any multi-employer pension plan under Section 4201 et. seq. of ERISA or to any multi-employer welfare benefit plan.  There is no reportable event (as defined in Section 4043 of ERISA)
with respect to any Benefit Plan that is required to be reported to the PBGC except as set forth in Schedule
4.12(b).  Except as set forth in Schedule 4.12(b), the IRS has issued a letter for each Benefit Plan which is intended to be qualified determining that such plan is exempt from United States Federal Income Tax under
Section 401(a) of the Code, and there has been no material occurrence since the date of any such determination letter (including but not limited to statutory or regulatory changes to the requirements of
Section 401(a) of the Code for which the remedial amendment period has expired) which has adversely affected such qualification.

(c)      Neither NMPC nor any ERISA Affiliate or parent or successor corporation, within the meaning of
Section 4069(b) of ERISA, has engaged in any transaction which may be disregarded under Section 4069 or
Section 4212(c) of ERISA.  No Benefit Plan or ERISA Affiliate Plan is a multi-employer plan.

4.13.    REAL PROPERTY; PLANT AND EQUIPMENT.

(a)      Schedule 4.13(a) contains a legal description of, and exhibits indicating the location of, the Real
Property included in the NMP-1 Assets.  All Encumbrances on the Real Property (other than Permitted
Encumbrances) shall be released on or before the Closing Date.  Complete and correct copies of any current surveys in Seller's possession and any policies of title insurance currently in force and in the possession of Seller with respect to the Real Property have heretofore been delivered by Seller to Buyer.

(b)      Schedule 4.13(b) contains a description of the major equipment components and personal property comprising the NMP-1 Assets and all such equipment and property has been maintained in accordance with Good
Utility Practices.

(c)      Except for the exceptions listed in Schedule 4.13(c), the NMP-1 Assets conform in all material respects to the NRC license and the Final Safety Analysis Report (FSAR) and are being operated in all material respects in conformance with all material applicable requirements under the Atomic Energy Act, the
Energy Reorganization Act, and the rules, regulations, orders, and licenses issued thereunder.  The NMP-1
Assets constitute all of the real property and tangible assets necessary to operate the Facilities in substantially the same manner as they have been operated to date.

4.14.    CONDEMNATION.  Except as set forth in Schedule 4.14, neither the whole nor any part of the Real
Property or any other real property or rights leased, used or occupied by Seller in connection with the ownership or operation of the NMP-1 Assets is subject to any pending suit for condemnation or other taking by any Governmental Authority, and no such condemnation or other taking has been threatened.

4.15.    CERTAIN CONTRACTS AND ARRANGEMENTS.

(a)      Except for Seller's interests in and rights under (i) those contracts, agreements, licenses and leases relating to the ownership, operation and maintenance of the NMP-1 Assets that are being assigned to
Buyer as part of the Purchased Interests, which are listed in Schedule 4.15(a)(i) or the other schedules to this Agreement or are referenced in Section 4.12(a), (ii) those contracts, agreements, commitments and understandings of Seller relating to the procurement or fabrication of nuclear fuel, a complete list of which is included on Schedule 4.15(a)(ii) ("Fuel Contracts"),  (iii) contracts, agreements, personal property leases, commitments, understandings or instruments in which all obligations of Seller will expire prior to the Closing Date, (iv) Non-Material Contracts and (v) the Ancillary Agreements, or as referenced in Section 4.12(a) Seller is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the ownership or operation of the NMP-1
Assets or provides for the sale of any amount of ancillary services, capacity or energy from any of the
NMP-1 Assets (whether or not entered into in the ordinary course of business).

(b)      Except as disclosed in Schedule 4.15(b), each Seller's Agreement listed on Schedule 4.15(a)(i) and each Fuel Contract (i) constitutes the legal, valid and binding obligation of Seller, (ii) is in full force and effect, and (iii) may be transferred or assigned to Buyer at the Closing without consent or approval of the other parties thereto, and will continue in full force and effect thereafter in accordance with its terms, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

(c)      Except as set forth in Schedule 4.15(c), there is not, under any Seller's Agreement listed on
Schedule 4.15(a)(i) or any Fuel Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect.

4.16.    LEGAL PROCEEDINGS, ETC.Except as set forth in Schedule 4.16 or in any filing made by Seller or any of its Affiliates prior to the date hereof pursuant to the Securities Act, the Exchange Act or the Atomic
Energy Act, there are no claims, actions, proceedings or investigations pending or threatened against or relating to Seller before any court, Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 4.16 or in any filing made by Seller or any of its Affiliates prior to the date hereof pursuant to the Securities Act, the
Exchange Act or the Atomic Energy Act, Seller is not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.17.    PERMITS.

(a)      Seller has all permits, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to permits under Environmental Laws referred to in Section 4.10 hereof or licenses issued by the NRC referred to in Section 4.18 hereof (collectively, "Permits"), used in, or necessary for the ownership and operation of the NMP-1 Assets as presently conducted.  Except as set forth in Schedule 4.17(a), Seller has not received any written notification that it is in violation of any of such Permits, or any law, statute, order, rule, regulation, ordinance or judgment of any Governmental
Authority applicable to it, except for notifications of violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Seller is in compliance with all
Permits, laws, statutes, orders, rules, regulations, ordinances, and judgments of any Governmental Authority applicable to the NMP-1 Assets, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)      Schedule 4.17(b) sets forth all material Permits and Environmental Permits other than Transferable
Permits (which are set forth on Schedule 1.l(170)) applicable to the NMP-1 Assets.

4.18.    NRC LICENSES.

(a)      Seller has all licenses, permits, and other consents and approvals applicable to Seller that are issued by the NRC and are necessary to the ownership and operation of the NMP-1 Assets as presently operated, pursuant to the requirements of all Nuclear Laws.  Except as set forth in Schedule 4.18(a), Seller has not received any written notification that it is in violation of any of such license, or any order, rule, regulation, or decision of the NRC with respect to the NMP-1 Assets, except for notifications of violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Seller is in compliance with all Nuclear Laws and all orders, rules, regulations, or decisions of NRC applicable to it with respect to the NMP-1 Assets, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)      Schedule 4.18(b) sets forth all material permits, licenses, and other consents and approvals issued by the NRC applicable to the NMP-1 Assets.

4.19.    REGULATION AS A UTILITY. Seller is an electric utility company within the meaning of the Holding
Company Act, a public utility within the meaning of the Federal Power Act and an electric utility within the meaning of the NRC regulations implementing the Atomic Energy Act.  Except with respect to local tax and zoning laws, Seller is not, as a result of its ownership or operation of the NMP-1 Assets, subject to regulation as a public utility or public service company (or similar designation) by any state of the
United States other than New York, any foreign country or any municipality or any political subdivision of the foregoing.

4.20.    TAXES. With respect to the NMP-1 Assets (i) all material Tax Returns required to be filed have been filed, and (ii) all material Taxes shown to be due on such Tax Returns have been paid in full.  Except as set forth in Schedule 4.20, to Seller's Knowledge, no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of Seller in respect of the NMP-1 Assets, which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.20 to Seller's
Knowledge is being contested in good faith through appropriate proceedings.  Except as set forth in Schedule
4.20, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the NMP-1 Assets for any period.  Schedule 4.20 sets forth the taxing jurisdictions in which Seller owns assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearances in connection therewith, would either require Buyer to withhold any portion of the Purchase
Price or would subject Buyer to any liability for any Taxes of Seller.

4.21.    QUALIFIED DECOMMISSIONING FUNDS.

(a)      With respect to all periods prior to the Closing Date:  (i) Seller's Qualified Decommissioning Fund
is a trust, validly existing under the laws of the State of New York with all requisite authority to conduct its affairs as it now does; (ii) Seller's Qualified Decommissioning Fund satisfies the requirements necessary for such Fund to be treated as a "Nuclear Decommissioning Reserve Fund" within the meaning of Code Section
468A(a) and as a "nuclear Decommissioning Fund" and a "qualified nuclear Decommissioning Fund" within the meaning of Treas. Reg. 1.468A-1(b)(3); (iii) such Fund is in compliance in all material respects with all applicable rules and regulations of the NRC, the NYPSC and the IRS, and Seller's Qualified Decommissioning
Fund has not engaged in any acts of "self-dealing" as defined in Treas. Reg. 1.468A-5(b)(2); (iv) no "excess contribution," as defined in Treas. Reg. 1.468A-5(c)(2)(ii), has been made to Seller's Qualified
Decommissioning Fund which has not been withdrawn within the period provided under Treas. Reg. 1.468A-5(c)
(2)(i); and (v) Seller has made timely and valid elections to make annual contributions to the Qualified
Decommissioning Fund since 1984 and Seller has heretofore delivered copies of such elections to Buyer.
Seller has heretofore delivered to Buyer a copy of Seller's Decommissioning Trust Agreement as in effect on the date of this Agreement.  Seller agrees not to amend Seller's Decommissioning Trust Agreement between the date of this Agreement and the Closing Date without Buyer's prior written consent, which shall not be unreasonably withheld, except to permit the transfer referred to in Section 6.12(a).

(b)      Subject only to Seller's Required Regulatory Approvals, Seller and the Trustee have, or as of
Closing will have, all requisite authority to cause the assets of the Qualified Decommissioning Fund to be transferred to the Trustee of the Post-Closing Decommissioning Trust Agreement.

(c)      With respect to all periods prior to the Closing Date, (i) Seller and/or the Trustee of the
Qualified Decommissioning Fund has/have filed or caused to be filed with the NRC, the IRS and any state or local authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by such entities; and (ii) there are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts that
Buyer may contribute to the Qualified Decommissioning Fund or may require distributions to be made from the
Qualified Decommissioning Fund.  Seller has delivered to Buyer a copy of the schedule of ruling amounts most recently issued by the IRS for the Qualified Decommissioning Fund, a copy of the request that was filed to obtain such schedule of ruling amounts and a copy of any pending request for revised ruling amounts, in each case together with all exhibits, amendments and supplements thereto.  Any amounts contributed to the
Qualified Decommissioning Fund while such request is pending before the IRS and which turn out to exceed the applicable amounts provided in the schedule of ruling amounts issued by the IRS will be withdrawn from the Qualified Decommissioning Fund within the period provided under Treas. Reg. 1.468A-5(c)(2)(i).

(d)      Seller has made available to Buyer a statement of assets and liabilities verified by the Trustee for the respective Qualified Decommissioning Funds as of December 31, 1999 and as of the second Business Day before Closing and they present fairly as of December 31, 1999 and as of the second Business Day before
Closing, the financial position of each respective Qualified Decommissioning Fund.  Seller has made available to Buyer information from which Buyer can determine the Tax Basis of all assets in the Qualified
Decommissioning Fund as of the second Business Day before Closing.

(e)      Seller has made available to Buyer all contracts and agreements to which the Trustee of the
Qualified Decommissioning Fund, in its capacity as such, is a party.

(f)      With respect to all periods prior to the Closing Date, Seller's Qualified Decommissioning Fund has
filed all Tax Returns required to be filed, such Tax Returns are true, correct and complete in all material respects, and all material Taxes shown to be due on such Tax Returns have been paid in full.  Except as shown in Schedule 4.21, no notice of deficiency or assessment has been received from any taxing authority with respect to liability for Taxes of Seller's Qualified Decommissioning Fund which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.21 is being contested in good faith through appropriate proceedings.  Except as set forth in Schedule 4.21, there are no outstanding agreements or waivers extending the applicable  statutory periods of limitations for Taxes associated with the Qualified Decommissioning Funds for any period.

4.22.    NONQUALIFIED DECOMMISSIONING FUND.

(a)      With respect to all periods prior to the Closing Date, the Nonqualified Decommissioning Fund of
NMPC is a trust validly existing under the laws of the State of New York with all requisite authority to conduct its affairs as it now does.  NMPC's Nonqualified Decommissioning Fund is in full compliance with all applicable rules and regulations of the NRC and the NYPSC.

(b)      Subject only to Seller's Required Regulatory Approvals, NMPC has all requisite authority to cause the assets of the Nonqualified Decommissioning Fund to be transferred to the Trustee of the Post-Closing
Decommissioning Trust Agreement.

(c)      With respect to all periods prior to the Closing Date, NMPC and the Trustee of the Nonqualified
Decommissioning Fund have filed or caused to be filed with the NRC and any state or local authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto)
required to be filed by either of them.

(d)      NMPC has made available to Buyer a statement of assets and liabilities verified by the Trustee of its Nonqualified Decommissioning Fund as of December 31, 1999 and as of the second Business Day before
Closing, and they present fairly as of December 31, 1999 and as of the second Business Day before Closing, the financial position of such Nonqualified Decommissioning Fund.  NMPC has made available to Buyer information from which Buyer can determine the Tax Basis as of the second Business Day before Closing of all assets (other than cash) of the Nonqualified Decommissioning Fund transferred to the Trustee of the
Post-Closing Decommissioning Agreement pursuant to Section 6.12.

(e)      NMPC has made available to Buyer all contracts and agreements to which the Trustee of the
Nonqualified Decommissioning Fund, in its capacity as such, is a party.

4.23.    ZONING CLASSIFICATION.

(a)      The Real Property is not zoned.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE NMP-1 ASSETS,
WITH RESPECT TO WHICH THE PURCHASED INTERESTS ARE BEING SOLD AND TRANSFERRED, ARE "AS IS, WHERE IS," AND
SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED,
CONCERNING SUCH NMP-1 ASSETS (OR, AS APPLICABLE, THE PURCHASED INTERESTS), INCLUDING, IN PARTICULAR, ANY
WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED
AND DISCLAIMED.

                                                    ARTICLE V
                                REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Each of Buyer and Parent represents and warrants with respect to itself to Seller as follows:

5.1.     ORGANIZATION; QUALIFICATION.  Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland.  Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland.  Each of Buyer and Parent has all
requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.  Buyer has heretofore delivered to Seller complete and correct copies of its Certificate of Formation and operating agreement (or other similar governing documents), as currently in effect.  Buyer is, or on the Closing Date will be, qualified to conduct business in the State of New York.

5.2.     AUTHORITY RELATIVE TO THIS AGREEMENT.  Each of Parent and Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby or, with respect to Parent its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or, with respect to Parent its obligations hereunder, have been duly and validly authorized by all necessary corporate action required on the part of each of
Parent and Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this
Agreement or to consummate the transactions contemplated hereby or with respect to Parent, its obligations hereunder. This Agreement has been duly and validly executed and delivered by each of Parent and Buyer, and assuming that this Agreement constitutes a valid and binding agreement of Seller and subject to the receipt of Buyer's Required Regulatory Approvals, constitutes a valid and binding agreement of each of Parent and
Buyer, enforceable against each of Parent and Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

5.3.     CONSENTS AND APPROVALS; NO VIOLATION.

(a)      Except as set forth in Schedule 5.3(a), and other than obtaining Buyer's Required Regulatory
Approvals, neither the execution and delivery of this Agreement by Buyer or Parent nor the purchase by
Buyer of the Purchased Interests pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Formation or operating agreement (or other similar governing documents) of Buyer and Parent, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii)  result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer or Parent is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to perform its obligations hereunder ("Buyer Material Adverse Effect") or (iv) violate any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would create a
Buyer Material Adverse Effect.  Buyer has no Knowledge of any facts or circumstances that make it reasonably likely that Buyer's Required Regulatory Approvals will not be obtained.

(b)      Except as set forth in Schedule 5.3(b) (the filings and approvals referred to in such Schedule are collectively referred to as the "Buyer's Required Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated hereby.

5.4.     AVAILABILITY OF FUNDS.  Buyer has sufficient funds available to it or has received binding written commitments from third parties, true and complete copies of which it has provided to Seller, to provide sufficient funds to pay the Purchase Price on the Closing Date and to enable Buyer timely to perform all of its obligations under this Agreement and Ancillary Agreements, and Buyer has delivered to Seller evidence of the availability of such sufficient funds.

5.5.     LEGAL PROCEEDING.  To the Knowledge of Buyer and Parent, there are no actions, suits or proceedings pending against Buyer or Parent before any court, arbitrator or Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect.  Neither Parent nor
Buyer is subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect.

5.6.     WARN ACT.  Buyer does not intend with respect to the NMP-1 Assets to engage in a "plant closing" or
"mass layoff', as such terms are defined in the WARN Act within 60 days after the Closing Date.

5.7.     TRANSFER OF QUALIFIED DECOMMISSIONING FUNDS.  Except for the fact that NMP-1 in the hands of Buyer may not be treated as a "nuclear power plant" within the meaning of Treasury Regulations Section 1.468A-1(b)
(4), Buyer will otherwise acquire and own a "qualifying interest" in NMP-1 within the meaning of Treasury
Regulations section 1.468A-1 and will, as the transferee, satisfy each of the requirements set forth in
Treasury Regulations Section 1.468A-6(b)(2) with respect to the Qualified Decommissioning Funds.

5.8.     TRANSFER OF QUALIFIED DECOMMISSIONING FUNDS.  Buyer or, if applicable Parent, will conform to the restrictions on foreign ownership, control or domination contained in Sections 103d and 104d of the Atomic
Energy Act of 1954, as amended, 42 U.S.C. 2133(d) and 2134(d), as applicable, and the NRC's regulations in
10 C.F.R. 50.38.  Neither Parent nor Buyer is currently owned, controlled, or dominated by a foreign entity and neither will become owned, controlled, or dominated by a foreign entity before the Closing Date of this transaction.  Each of Parent and Buyer agrees to abstain from filing any applications with any federal or state agency in connection with any proposed merger, acquisition or disposition of assets or similar business combination that could result in foreign ownership, control, or domination of Buyer, Buyer's holding company or affiliates that own or control it before the Closing Date of this transaction.  If regulatory approval from the NRC for the transfer of licenses from Seller to Buyer has not been received prior to twenty days before the Termination Date and any issues in the application to transfer related to NRC approval of Buyer's foreign ownership, control or domination status have not been resolved by that time, Seller may at their option terminate this Agreement and Buyer will be liable to Seller for: (i) all of the costs that were incurred in the sale of NMP-1 and (ii) any reduction in value received by Seller.  The reduction in value will be defined as the greater of the difference between  the sale price to be received by Seller in this
Agreement and  (a) the sale price to have been received by Seller in the terminated transaction between
AmerGen as buyer and Niagara Mohawk and NYSEG as Seller (the AmerGen Transaction), or (b) the sale price actually received by Seller in a subsequent sale completed within two (2) years of the date of termination of this Agreement.  In calculating the value of the AmerGen Transaction, the sale price for each transaction will be calculated as if 100% of both NMP-1 and NMP-2 were to be sold.  The reduction in value, with regard to comparison with the AmerGen Transaction, will be the difference between the two sale prices.  For the purposes of this section the sale price for each sale includes, without limitation, cash, power purchase agreements, revenue sharing, and decommissioning.

5.9.     SELLER REPRESENTATIONS AND WARRANTIES.  As of the date hereof, neither Buyer nor Parent has any knowledge of any breaches of any of Seller's representations or warranties or of any Pre-Closing Breaches.

5.10.    FINANCIAL STATEMENTS.Prior to the execution of this Agreement, Buyer has delivered to Seller true and complete copies of the unaudited balance sheet of Buyer as of the quarter ended September 30, 2000, and the related unaudited statement of income and cash flows for such period.  Prior to Closing, Buyer will deliver to Seller true and complete copies of the unaudited balance sheet of Buyer and the related unaudited statement of income and cash flows, each as of the most recent quarter end available at the time of Closing.
Except as set forth in the notes thereto, all such financial statements (i) were and will be prepared from the books and records of Buyer in accordance with generally accepted accounting principles consistently applied, and (ii) fairly present or will fairly present the financial condition and results of operations of
Buyer as of the respective dates thereof and for the respective periods covered thereby.

                                                    ARTICLE VI
                                             COVENANTS OF THE PARTIES

6.1.     CONDUCT OF BUSINESS RELATING TO THE NMP-1 ASSETS.

(a)      Except as described in Schedule 6.1 or to the extent Buyer otherwise consents in writing, during the period from the date hereof to the Closing Date, Seller (i) shall operate the NMP-1 Assets in the ordinary course consistent with Good Utility Practices and in accordance with all commitments made by NMPC to the NRC as such commitments may be modified consistent with current industry practices; it being understood that (A)
any actions deemed reasonably necessary in the operation of the NMP-1 Assets in accordance with Good Utility
Practices shall be deemed to be in the ordinary course unless such actions materially impair the value, rated capacity or operation of the NMP-1 Assets or the liabilities and obligations of Buyer after the Closing Date and (B) the capital budget provided to Buyer, dated November 1, 2000, is not inconsistent with such standard;
(ii) shall use Commercially Reasonable Efforts to preserve intact the NMP-1 Assets and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them with respect thereto; (iii) shall maintain the insurance coverage described in Section 4.9; and (iv) shall comply in all material respects with all applicable laws, rules and regulations relating to the NMP-1 Assets, including without limitation, all Nuclear Laws and Environmental Laws. Notwithstanding the foregoing, except as contemplated in this Agreement or as described in Schedule 6.1, or as required under applicable law or by any Governmental Authority, prior to the Closing Date, without the written consent of Buyer, which consent shall not be unreasonably withheld, Seller will not with respect to the NMP-1 Assets:

         (i)      make any material change in the levels of Inventories customarily maintained by Seller with respect to the NMP-1 Assets;

         (ii)     except for Permitted Encumbrances, sell, lease (as lessor), pledge, encumber, restrict, transfer or otherwise dispose of, or grant any right with respect to, any of the NMP-1 Assets, other than assets used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices;

         (iii)    modify, amend or voluntarily terminate prior to the expiration date thereof any of Seller's
Agreements and agreements listed in Schedule 4.8 (or any other agreement to the extent any such extension or amendment thereof would require the agreement to be disclosed on Schedule 4.8) or any material Permit or
Environmental Permits or waive any default by, or release, settle or compromise any claim against, any other
Party thereto, other than (a) in the ordinary course of business, to the extent consistent with Good Utility
Practices, (b) with cause, to the extent consistent with Good Utility Practices or (c) as may be required in connection with Seller's obligations to Buyer under this Agreement;

         (iv)     vary in any material respect from past practice in the timing and extent of commitments to purchase nuclear fuel; provided, however, that Seller shall not extend or amend Fuel
Contracts;

         (v)      enter into any power sales agreement having a term that extends beyond June
30, 2001 or such other date that the Parties mutually agree to be the date on which the Closing is expected to occur;

         (vi)     amend in any material respect or cancel any property, liability or casualty insurance policies related thereto, or fail to maintain by self insurance or with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such assets and businesses;

         (vii)    enter into any requirements contract for goods or any commitment or contract for non-employment related services, in either case not addressed in clauses (i) through (vi) above, that will be delivered or provided after June 30, 2001 or such other date that the Parties mutually agree to be the date on which the Closing is expected to occur that exceeds $100,000 per annum in the aggregate, unless such commitment or contract is terminable by NMPC (or after the Closing Date by Buyer) without further liability, upon not more than 60 days notice; and

         (viii)   agree to enter into any of the transactions set forth in the foregoing paragraphs
(i) through (vii).

(b)      A committee comprised of one or more senior representatives designated by Seller and one or more senior representatives designated by Buyer (the "Transition Committee") will be established as soon as practicable after the execution of this Agreement to permit Buyer to observe the operation of the NMP-1
Assets and to facilitate the transfer of the NMP-1 Assets to Buyer at the Closing.  The Transition Committee
will be kept fully apprised by NMPC of all NMP-1 management and operating developments.  The Transition
Committee shall have reasonable access to the management and Nuclear Oversight Committee of the Board of
Directors of NMPC.  The Transition Committee shall be accountable directly to the respective chief executive officers of Buyer and Seller and shall from time to time report its findings to the senior management of
Seller and Buyer.

(c)      Between the date of this Agreement and the Closing Date, in the interest of cooperation between
Seller and Buyer and to permit informed action by Buyer regarding its rights pursuant to Section 6.1(a), the
Parties agree that at the sole responsibility and expense of Buyer, and subject to compliance with all applicable NRC rules and regulations, Seller will permit designated Buyer Representatives ("Observers")
of Buyer to observe all operations of such Seller that relate to the NMP-1 Assets, and such observation will be permitted on a cooperative basis in the presence of personnel of Seller but not restricted to the normal business hours of Seller; provided, however, that such Observers and their actions shall not interfere with the operation of NMP-1.  Buyer's Observers may recommend or suggest to management that actions be taken or not be taken by Seller; provided, however, that Seller will not be under any obligation to follow any such recommendations or suggestions and Seller shall be entitled, subject to this Agreement, to conduct its business in accordance with its own judgment and discretion.  Buyer's
Observers shall have no authority to bind or make agreements on behalf of Seller; to conduct discussions with or make representations to third parties on behalf of Seller; or to issue instructions to or direct or exercise authority over Seller or any of Seller's officers, employees, advisors or agents.

6.2.     ACCESS TO INFORMATION.

(a)      In addition to the rights granted by Sections 6.1(b) and (c), between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice and subject to compliance with all applicable NRC rules and regulations (i) give Buyer and Buyer Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the NMP-1 Assets; (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, other than Phase II environmental site assessments (which have been conducted prior to the date hereof); (iii) furnish Buyer with such financial and operating data and other information with respect to the NMP-1 Assets as Buyer may from time to time reasonably request; (iv) furnish Buyer a copy of each material report, schedule or other document filed or received by it since the date hereof with respect to the NMP-1 Assets with the SEC, NRC, FERC, NYPSC or any other Governmental Authority having jurisdiction over the NMP-1 Assets; provided, however, that (A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the NMP-1 Assets, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C)
Seller need not supply Buyer with any information that Seller is legally prohibited to supply.  NMPC will provide Buyer or Buyer's Representatives with access to the Transferred Employee Records that it has, but NMPC shall not be required to provide access to other employee records or medical information unless required by law or specifically authorized by the affected employee.  Notwithstanding anything in this Section 6.2 to the contrary, NMPC will only furnish or provide such access to Transferred Employee
Records and personnel and medical records as is required by law, legal process or subpoena (other than data concerning salaries and benefits, dates of birth, dates of hire and other information used to calculate pension benefits which shall be provided).  NMPC shall keep Buyer generally informed as to the status of all material negotiations with collective bargaining representatives concerning provisions of a successor collective bargaining agreement that would affect Transferred Employees.

(b)      Buyer and Seller acknowledge that all information furnished to or obtained by Buyer or Buyer
Representatives pursuant to this Section 6.2 shall be subject to the provisions of the Confidentiality
Agreement and shall be treated as "Proprietary Information" (as defined in Section 1.1).

(c)      Following the Closing Date and subject to all applicable NRC rules and regulations, each Party and its respective Representatives shall have reasonable access to all of the books and records relating to the NMP-1 Assets, including all Transferred Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the other Party or Parties to the extent that such access may reasonably be required by such Party in connection with the Assumed Liabilities and
Obligations or the Excluded Liabilities, or other matters relating to or affected by the operation of the
NMP-1 Assets.  Such access shall be afforded by the Party or Parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours.  The Party or Parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 6.2(c).  If the Party or Parties in possession of such books and records shall desire to dispose of any such books and records, such Party or Parties shall, prior to such disposition, give the other Party or Parties a reasonable opportunity at such other Party's or Parties'
expense, to segregate and remove such books and records as such other Party or Parties may select.
Notwithstanding the foregoing, the right of access to medical records and other confidential employee records shall be subject to all applicable legal requirements.

(d)      Seller agrees (i) not to release any Person (other than Buyer) from any confidentiality agreement now existing with respect to the NMP-1 Assets, or waive or amend any provision thereof, and (ii) to assign any rights arising under any such confidentiality agreement (to the extent assignable) to Buyer.

(e)      Notwithstanding the terms of the Confidentiality Agreements and Section 6.2(b) above, the Parties agree that prior to the Closing Buyer may reveal or disclose Proprietary Information to any other Persons in connection with Buyer's financing and risk management of the NMP-1 Assets, and, to the extent that
Seller consents, which consent shall not be unreasonably withheld, to existing and potential customers and suppliers, and to such Persons with whom Buyer expects it may have business dealings regarding the
NMP-1 Assets from and after the Closing Date; provided, however, that all such Persons agree in writing to maintain the confidentiality of the Proprietary Information on substantially the same terms and conditions of their respective Confidentiality Agreements.

(f)      Except as may be permitted in the Confidentiality Agreements or during the course of Buyer's due diligence investigation of the NMP-1 Assets prior to the date hereof, Buyer agrees that, prior to the Closing
Date, it will not contact any vendors, suppliers, employees, or other contracting parties of Seller or
Seller's Affiliates with respect to any aspect of the NMP-1 Assets or the transactions contemplated hereby, without the prior written consent of Seller, which consent shall not be unreasonably withheld.

(g)      Upon Buyer's or Seller's (as the case may be) prior written approval (which approval shall not be unreasonably withheld or delayed) Seller or Buyer (as the case may be) may provide Proprietary Information of the other Party to the SEC, NRC, FERC, NYPSC or any other Governmental Authority having jurisdiction over the
NMP-1 Assets or any stock exchange, as may be necessary to obtain Seller's Required Regulatory Approvals or
Buyer's Required Regulatory Approvals, respectively, or to comply generally with any relevant law, rule or regulation.  The disclosing Party shall seek confidential treatment for the Proprietary Information provided to any such Governmental Authority and the disclosing Party shall notify the other Party as far in advance as practical of its intention to release to any Governmental Authority any such Proprietary Information.

(h)      The Parties agree that the Confidentiality Agreement shall remain in place until the Closing Date.
Thereafter, the Parties agree that any restrictions contained in the Confidentiality Agreement with respect to Buyer's disclosure of Proprietary Information shall terminate, other than with respect to the Proprietary
Information of Seller that does not relate to the NMP-1 Assets.  The Parties further agree that after the
Closing Date, Seller shall keep confidential all Proprietary Information provided by Buyer or which Seller possesses with respect to the NMP-1 Assets, to the extent permitted by law and to the same extent as provided in the Confidentiality Agreement applicable to it, but without limitation as to duration.

6.3.     EXPENSES. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the cost of legal, technical and financial consultants and the cost of filing for and prosecuting applications for Required Regulatory Approvals, shall be borne by the
Party incurring such costs and expenses.  Notwithstanding anything to the contrary herein, Buyer will pay the cost of all filing fees under the HSR Act.

6.4.     FURTHER ASSURANCES; COOPERATION.

(a)      Subject to the terms and conditions of this Agreement, each of the Parties hereto will use
Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Interests pursuant to this Agreement, including without limitation using
Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder, including, without limitation, all regulatory approvals.  Notwithstanding anything in the previous sentence to the contrary, Seller and Buyer shall use Commercially Reasonable Efforts to obtain all Permits and Environmental Permits necessary for Buyer to acquire and operate the NMP-1 Assets.  Neither
Buyer nor Seller will, without the prior written consent of the other, advocate, take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or which could reasonably be expected to cause, or to contribute to causing, the other to receive less favorable regulatory treatment than that sought by the other.  Buyer further agrees that prior to the Closing Date, neither it nor its Affiliates will enter into any other contract to acquire, nor acquire, electric generation facilities or uncommitted generation capacity if the proposed acquisition of such additional electric generation facilities or uncommitted generation capacity are reasonably likely to prevent or materially interfere with the transactions contemplated by this
Agreement; provided, however, that nothing herein shall prohibit Buyer or its Affiliates from entering into any contract to acquire from any co-tenant the undivided interest of such co-tenant in NMP-2 pursuant to the option granted by Buyer to such co-tenant in the NMP-2 Asset Purchase Agreement for a period of 30 days after the date hereof (such acquisition being referred to herein as an "Additional Co-Tenant Interest
Acquisition"); provided, further, that all regulatory filings with respect to such Additional Co-Tenant
Interest Acquisition shall only be made following the Closing unless Seller determines that such Additional
Co-Tenant Interest Acquisition is not reasonably likely to materially delay the consummation of the transactions contemplated by this Agreement.

(b)      From time to time after the Closing Date, without further consideration, Seller will execute and deliver such documents to Buyer as Buyer may reasonably request, at Buyer's expense, in order to more effectively consummate the sale and purchase of the Purchased Interests or to more effectively vest in
Buyer such title to the NMP-1 Assets as is provided for in Section 4.7 subject to the Permitted Encumbrances.
Seller shall cooperate with Buyer, at Buyer's expense, in Buyer's efforts to cure or remove any Permitted
Encumbrances that Buyer reasonably deems objectionable.  From time to time after the Closing Date, without further consideration, Buyer will, at its own expense, execute and deliver such documents to Seller as
Seller may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities and
Obligations.

(c)      The Parties shall cooperate with each other to facilitate the transition of the information systems, computer applications and processing of data at the Facilities.

(d)      To the extent that Seller's rights under Seller's Agreement may not be assigned without the consent of another Person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use Commercially Reasonable Efforts to obtain any such required consent(s) as promptly as possible.  Seller and Buyer agree that if any consent to an assignment of Seller's Agreement shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the applicable Seller's Agreement so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Seller's Agreement, shall after the Closing appoint Buyer to be Seller's representative and agent with respect to such Seller's
Agreement, and Seller shall, to the maximum extent permitted by law and such Seller's Agreement, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Seller's Agreement.  Seller and Buyer shall cooperate and shall each use Commercially
Reasonable Efforts after the Closing to obtain an assignment of such Seller's Agreement to Buyer.

(e)      Seller agrees to provide such services to Buyer for up to two years following the Closing as are reasonably required to the extent necessary to ensure the continuity of support for NMP-1 and the orderly completion of projects or other work in progress that would be adversely affected if those services were interrupted.  Buyer and Seller will agree, as promptly as practicable, following the date hereof, on the nature of such services, which shall be agreed upon in a service agreement.  Seller will be reimbursed for all its costs, including development costs, in accordance with procedures to be mutually agreed upon by
Seller and Buyer or on an alternative cost reimbursement basis as mutually agreed by Seller and Buyer.

6.5.     PUBLIC STATEMENTS.  Until thirty (30) days following the Closing Date, the Parties shall not issue any press release or file any public disclosure with the SEC with respect to this Agreement or the transactions contemplated hereby without first affording the non-disclosing Party the opportunity to review and comment on such disclosure.

6.6.     CONSENTS AND APPROVALS.

(a)      Seller and Buyer shall each file or cause to be filed with the Federal Trade Commission and the
Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby.  The Parties shall consult with each other as to the appropriate time of filing such notifications and shall agree upon the timing of such filings, to respond promptly to any requests for additional information made by either of such agencies.
The Parties shall use their Commercially Reasonable Efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.  Buyer will pay all filing fees under the HSR Act but each Party will bear its own costs for the preparation of any such filing.

(b)      As promptly as practicable after the date of this Agreement and after the receipt of any findings required to be made by any other Governmental Authority as a condition to Buyer and Seller making the filings contemplated by this paragraph, (i) Buyer shall file with FERC an application requesting Exempt Wholesale
Generator status for Buyer, which filing may be made individually by Buyer or jointly with Seller, as reasonably determined by the Parties, (ii) Buyer and Seller shall file with FERC an application requesting approval of the Interconnection Agreement, and (iii) Buyer shall file with FERC applications requesting approval of the Power Purchase Agreements and may file a FERC application requesting approval of any power purchase agreement between Buyer and its Affiliates.  In fulfilling their respective obligations set forth in the immediately preceding sentence, each of Buyer and Seller shall use Commercially Reasonable Efforts to effect the referenced filings with FERC by the relevant dates set forth on Schedule 6.6.  Prior to submitting such applications with FERC, the Party preparing the filing shall submit such application to the other Party for review and comment, and the filing Party shall incorporate into the application any revisions reasonably requested by the other Party.  Each Party shall be solely responsible for the cost of preparing, reviewing and filing its respective application, any petition(s) for rehearing, or any reapplication(s).

(c)      As promptly as practicable after the date of this Agreement, Seller and Buyer shall, as applicable, file with NYPSC, or any other Governmental Authority having jurisdiction over Buyer or the Purchased
Interests, an application requesting a determination that the Purchased Interests (i) will be an eligible facility under Section 32 of the Holding Company Act, (ii) will benefit consumers, (iii) is in the public interest, and (iv) does not violate state law.  In fulfilling their respective obligations set forth in the immediately preceding sentence, each of Buyer and Seller shall use its Commercially Reasonable Efforts to effect or cause to be effected any such filings by the relevant dates set forth on Schedule 6.6.  Prior to any Party's submission of the applications contemplated by this Section 6.6(c), the submitting Party shall give such application to the other Parties for review and comment and the submitting Party shall incorporate into the application any revisions reasonably requested by the reviewing Parties.  Each Party will bear its own costs of the preparation and review of any such filings.

(d)      As promptly as practicable after the date of this Agreement, Buyer shall file with FERC an application requesting authorization under Section 205 of the Federal Power Act to sell electric generating capacity and energy (and, at Buyer's discretion, other services, including, without limitation, ancillary services) at wholesale at market-based rates.  In fulfilling its obligations set forth in the immediately preceding sentence, Buyer shall use its Commercially Reasonable Efforts to effect the referenced application with FERC by the relevant date set forth on Schedule 6.6.  Prior to Buyer's submission of such application with FERC, Buyer shall submit such application to Seller for review and comment and Buyer shall consider any revisions reasonably requested by Seller.  Buyer shall be solely responsible for the cost of preparing and filing this application, any petition(s) for rehearing, or any reapplication(s).  Each Party will bear its own costs of the preparation and review of any such filings.

(e)      As promptly as practicable after the date of this Agreement, Buyer and Seller shall file with NRC an application requesting consent under Section 184 of the Atomic Energy Act and 10 C.F.R. 50.80 for the
transfer of the NMP-1 license from Seller to Buyer, and approval of any conforming license amendments or other related approvals.  In fulfilling their respective obligations set forth in the immediately preceding sentence, each of Buyer and Seller shall use its Commercially Reasonable Efforts to effect any such filing by the relevant date set forth on Schedule 6.6.  Each Party will bear its own costs of the preparation of any such filing and NRC fees shall be shared equally by each Party.

(f)      Seller and Buyer shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller pursuant to such state and local Tax law.

(g)      Seller and Buyer shall cooperate with each other and, as promptly as practicable after the date of this Agreement, (i) prepare and make with FERC, NYPSC or any other Governmental Authority having jurisdiction over Seller, Buyer or the NMP-1 Assets, all necessary filings required to be made with respect to the transactions contemplated hereby (including those specified above), (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use Commercially Reasonable
Efforts to obtain the transfer or reissuance to Buyer of all necessary Transferable Permits, consents, approvals and authorizations of all Governmental Authorities and (iv) use Commercially Reasonable Efforts to
obtain all necessary consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii) and (iii), necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, Seller's Required Regulatory Approvals and Buyer's Required
Regulatory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which any Seller or Buyer is a party or by which any of them is bound.  The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective Commercially Reasonable Efforts to cause regulatory approval to be obtained at the earliest possible date after the date of filing.  Each Party will bear its own costs of the preparation and review of any such filing.  Seller and Buyer shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby and the filing Party shall incorporate into any filing any revisions reasonably requested by the non-filing
Party.

(h)      Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Closing Date.
Seller shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a
Permit or Environmental Permit held by Seller or the procurement of any other Permit or Environmental Permit when so requested by Buyer.  In the event that Buyer is unable, despite its Commercially Reasonable Efforts, to obtain a transfer or reissuance of one or more Transferable Permits as of the Closing Date, Buyer may use
the Permits issued to Seller, provided (i) such use is not unlawful, (ii) Buyer notifies Seller prior to the
Closing Date, (iii) Buyer continues to make Commercially Reasonable Efforts to obtain a transfer or reissuance of such Permits after the Closing Date, and (iv) Buyer indemnifies Seller for any losses, claims or penalties suffered by Seller in connection with the Transferable Permit that is not transferred or reissued as of the Closing Date resulting from Buyer's ownership of the NMP-1 Assets following the Closing
Date.  In no event shall Buyer use or otherwise rely on a Transferable Permit issued to Seller beyond one year after the Closing Date.

6.7.     BROKERAGE FEES AND COMMISSIONS.  Seller and Buyer each represent and warrant to the other that, other than with respect to fees and commissions of J.P. Morgan & Co., Inc., which shall be the sole responsibility of Seller, and of Barrington Energy Partners, LLC, which shall be the sole responsibility of
Parent and Buyer, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the
Party making such representation.  Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by the indemnifying party.

6.8.     TAX MATTERS.

(a)      All transfer taxes, New York State and local sales and use taxes incurred in connection with this
Agreement and the transactions contemplated hereby shall be borne by Buyer.  Buyer will file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales taxes, and Seller will be entitled to review such returns in advance and, if required by applicable law, will join in the execution of any such Tax Returns or other documentation.  Prior to the
Closing Date, Buyer will provide to Seller, to the extent possible, an appropriate exemption certificate in connection with this Agreement and the transactions contemplated hereby, due from each applicable taxing authority.

(b)      With respect to Taxes to be prorated in accordance with Section 3.5 of this Agreement, Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the NMP-1
Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns.  Buyer's preparation of any such Tax Returns shall be subject to Seller's approval, which approval shall not be unreasonably withheld.  Buyer shall make such Tax Returns available for Seller's review and approval no later than fifteen (15) Business Days prior to the due date for filing such Tax Return.  Not less than five
(5) Business Days prior to the due date of any such Tax Return, Seller shall pay to Buyer a portion of the amount shown as due on such Tax Return as determined in accordance with Section 3.5 of this Agreement in proportion to Seller's Proportionate Ownership.

(c)      Buyer and Seller shall provide the other Parties with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.  Any information obtained pursuant to this
Section 6.8(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties hereto.

(d)      In the event that a dispute arises between Seller and Buyer as to the amount of Taxes, the Parties shall attempt in good faith to resolve such dispute, and any so agreed amount shall be paid to the appropriate party.  If such dispute is not resolved within 30 days thereafter, the Parties shall submit the dispute to the Independent Accounting Firm for resolution, which resolution shall be final, conclusive and binding on the Parties.  Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer.  Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.

(e)      (i)     Buyer understands that:

         (A)     The facilities listed in Schedule 6.8(e) hereto (the "Pollution Control Facilities")
have been financed, and refinanced, in whole or in part, with the proceeds of the issuance and sale of the
 Pollution Control Bonds the interest on which, with certain exceptions, is excludable from gross income for purposes of federal income taxation; and Seller are the economic obligors and conduit borrowers in respect of the Pollution Control Bonds;

         (B)     The basis for the federal income tax exclusion for interest paid to bondholders of the
Pollution Control Bonds ("PC Bondholders") is the use of the Pollution Control Facilities for the purpose of (I) the abatement or control of atmospheric pollution or contamination, (II) the abatement or control of water pollution or contamination, (III) sewage disposal and/or (IV) the disposal of solid waste, as provided in the Internal Revenue Code of 1954, as amended, and the Code, such qualifying purposes being discussed in more detail in paragraph (ii) below;

         (C)     The use of the Pollution Control Facilities for a purpose other than the qualifying purposes indicated in subclause (B) above and Section 6.8(e)(ii) hereunder may cause (I) the interest paid on the
Pollution Control Bonds to be includable in the federal gross income of the PC Bondholders, possibly with retroactive effect, unless remedial action is taken to promptly redeem or defease the Pollution Control Bonds or any portion thereof, and/or (II) the deductibility of Seller's payment of interest on the Pollution
Control Bonds to be disallowed pursuant to Section 150(b) of the Code; and

         (D)     Any breach by Buyer of its obligations under this subsection could result in the incurrence by Seller of additional costs and expenses, including by way of example, but not by limitation, an increase in the rate of interest paid to the PC Bondholders, liability to the PC Bondholders for their failure to include interest paid on the Pollution Control Bonds in each one's respective federal gross income in the event of a final determination of taxability by the IRS, loss of the interest deduction to Seller under Code section 150(b) and transaction costs relating by way of example but not by way of limitation to any refinancing, redemption, defeasance of or tender for all or part of the Pollution Control Bonds, and Buyer shall indemnify Seller for such additional costs and expenses incurred by Seller solely as a result of any breach by Buyer of its covenants in Sections 6.8(e)(ii) or (iii).

         (ii)     Except as otherwise provided in this paragraph, Buyer shall not use, or permit the use of, the Pollution Control Facilities for any purpose other than their current use and in accordance with the respective tax compliance documents or non-arbitrage certificates for each of the Pollution Control Bonds, or for (x) abating or controlling atmospheric or water pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, waste or heat, all as contemplated in U.S. Treasury
Regulations Section 1.103-8(g) or its successor Income Tax Regulations; (y) the collection, storage, treatment, utilization, processing or final disposal of solid waste, all as contemplated in U.S. Treasury
Regulations Section 1.103-8(f) or its successor Income Tax Regulations; or (z) the collection, storage, treatment, utilization, processing or final disposal of sewage, all as contemplated in U.S. Treasury
Regulations Section 1.103-8(f) or its successor Income Tax Regulations; unless Buyer has obtained at its own expense an opinion addressed to Seller of nationally recognized bond counsel reasonably acceptable to
Seller ("Bond Counsel") that such change in use to a nonqualifying one will not impair (A) the exclusion from gross income of the interest on any issue of Pollution Control Bonds for Federal income tax purposes or (B)
the deductibility of Seller's payments of interest based on the restrictions in Section 150(b) of the Code.
For purposes of this subsection, an abandonment of the Pollution Control Facilities shall be considered a
"change in use"; provided, however, suspending the operation of the Pollution Control Facilities or any part thereof on a temporary basis so that the components thereof can be reactivated and used for the qualifying purposes for which the Pollution Control Bonds were issued, shall not be considered a "change in use."

         (iii)    Buyer shall not sell or transfer any portion of the Pollution Control Facilities unless
Buyer's transferee covenants in writing for the benefit of Seller to comply with and to satisfy the conditions of the subsection (e) with respect to transferee's ownership and use of the Pollution Control
Facilities.  Buyer's obligation on the covenants contained in this subsection (e) shall survive any such sale or transfer of the Pollution Control Facilities, and in the event of a violation of such covenants,
Buyer and Buyer's transferee (and all such subsequent transferees) shall be jointly and severally liable to
Seller on Buyer's obligations hereunder.  Any contract implementing transfer of the Pollution Control
Facilities shall contain the covenants of this subsection (e).

(f)      [intentionally left blank]

(g)      The Parties agree that, for U.S. tax purposes (and not for other purposes, which are governed by
Section 3.4), the Purchase Price shall be allocated on a basis consistent with Section 1060 of the Code and the Treasury Regulations thereunder.  Each of Buyer and Seller agree to file Internal Revenue Service Form
8594 (Asset Acquisition Statement Under Section 1060), and all federal, state, local and foreign Tax Returns, in accordance with such allocations.  Each of Buyer and Seller agree to provide the other promptly with any information required to complete Form 8594.  Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the allocation of the Purchase Price pursuant to this section.  Buyer and Seller shall not take any position in any tax return, tax proceeding or audit that is inconsistent with such allocation without the consent of the other
Party.

6.9.     ADVICE OF CHANGES.  Prior to the Closing Date, each Party will promptly advise the other in writing of any change or discovery occurring after the date hereof that would constitute a material breach of any representation, warranty or covenant or a Pre-Closing Breach of the advising or other Party under this
Agreement.  If a Party advises the other Party of any such matter with respect to a breach of the advising
Party (other than a Pre-Closing Breach), the other Party shall have the right to terminate this Agreement in accordance to Sections 9.1(e) or (f) as the case may be.  If a Party advises the other Party of any such matter with respect to a breach by the other Party (other than a Pre-Closing Breach), the advising Party shall have the right to terminate this Agreement in accordance with Section 9.1(e) or (f) as the case may be.
If a Party fails to exercise its termination right, the written notice under this Section 6.9 will be deemed to have amended this Agreement, including the appropriate schedule, or to have qualified the representations and warranties contained in Articles IV and V.  Seller shall be entitled to amend, substitute or otherwise modify Seller's Agreement to the extent that Seller's Agreement expires by its terms prior to the Closing
Date or is terminable without liability to Buyer on or after the Closing Date, or if the terms and conditions of such modified Seller's Agreement constituting the Assumed Liabilities and Obligations are on terms and conditions not less favorable to Buyer than the original Seller's Agreement.

6.10.    EMPLOYEES.

(a)      Buyer agrees to offer employment to the employees of NMPC's work force employed at, or whose work responsibilities involve principally the operation of, the Purchased Interests (in combination with the acquisition of NMP-2 this work force currently consists of  approximately 619 management and 718 represented employees).  Buyer and NMPC agree that Buyer shall be a successor within the meaning of the IBEW Collective
Bargaining Agreement.  The employment of employees who are represented by the IBEW shall continue in accordance with the IBEW Collective Bargaining Agreement.

(b)      NMPC will make available to Buyer the IBEW Collective Bargaining Agreement.  With respect to Union
Employees on the Closing Date, Buyer will assume the IBEW Collective Bargaining Agreement as it relates to such Union Employees employed at, or whose work responsibilities involve principally the operation of, the
Purchased Interests and shall agree and become party to and bound by the terms and conditions of the IBEW
Collective Bargaining Agreement including, but not limited to, the obligation of Buyer to recognize the IBEW as the collective bargaining agent of such employees.  A Union Employee shall be entitled to retain his or her seniority or receive credit for service with NMPC in connection with entitlement to wages, vacation, benefits, and rights under the IBEW Collective Bargaining Agreement, provided that the Union Employee signs an employee declaration that is acceptable  to NMPC, or otherwise indicates in a manner that is acceptable to
NMPC, that the Union Employee is voluntarily resigning his or her employment with NMPC to pursue employment with Buyer without asserting a claim for a separation benefit from NMPC ("Employee Transition Agreement").
If a Union Employee fails to provide an Employee Transition Agreement acceptable to NMPC, the Union Employee shall only be accorded such wages, vacation, seniority, benefits, and rights as are available to new employees under the IBEW Collective Bargaining Agreement.

(c)      Each Non-Union Employee who is offered and accepts continued employment with Buyer will be referred to herein as a "Transferred Non-Union Employee."  Each Union Employee who is offered and accepts employment with Buyer will be referred to herein as a "Transferred Union Employee."  Collectively, Transferred Non-Union
Employees and Transferred Union Employees shall be referred to herein as "Transferred Employees."

(d)      For the period commencing on the Closing Date and ending 12 months thereafter, and except as Buyer and any Transferred Non-Union Employee may otherwise mutually agree, Buyer shall provide each Transferred
Non-Union Employee with total compensation including without limitation base pay, authorized overtime, bonuses, and benefits provided under all applicable employee benefits plans and programs, and fringe benefit arrangements (specifically excluding NMPC's education reimbursement program) (collectively, "Total
Compensation") which in the aggregate is substantially equivalent in value to the Transferred Non-Union
Employee's annualized TotalCompensation received from NMPC prior to Closing.  Buyer shall also:  (i) pay the reasonable relocation costs of any Transferred Non-Union Employee who shall relocate at Buyer's request and,
(ii) maintain the defined benefit plan described in Section 6.10(h) for the period specified in that Section.

(e)      As of the Closing Date all Transferred Non-Union Employees shall cease to participate in the employee welfare plans (as such term is defined in ERISA) maintained or sponsored by NMPC or its Affiliates and shall, if applicable, commence participation in the welfare benefit plans of Buyer or its Affiliates (the
"Replacement Welfare Plans") that will provide benefits or coverage substantially similar to the benefits or coverage provided to the Transferred Non-Union Employees under NMPC's plans and programs in effect for the
Transferred Non-Union Employees immediately prior to the Closing Date.  Buyer shall (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferred Non-Union
Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the welfare plans maintained by NMPC and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Non-Union Employee with credit for any co-payments and deductibles paid prior to the Closing Date during a plan year under
NMPC's plan that has not ended as of the Closing Date, in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years).

(f)      Buyer shall give all Transferred Non-Union Employees credit for all service with NMPC and its
Affiliates under all employee benefit plans, programs and arrangements and all fringe benefit plans, programs, and arrangements of Buyer ("Replacement Benefit Plans") in which they become participants.
The service credit given is for purposes of eligibility, vesting and service related level of benefits, but not benefit accrual (except as provided in the following sentence).  For purposes of benefit accrual,
Buyer shall give Transferred Non-Union Employees credit for all service with NMPC and its Affiliates under all Replacement Benefit Plans, but the ultimate benefits provided under Replacement Benefit Plans may be offset by the corresponding benefits previously provided by NMPC or benefit plans of NMPC, or by the corresponding benefits accrued under the benefit plans of NMPC or otherwise committed to be provided by
NMPC in the future; provided, however, that such an offset shall not be permitted with respect to the
Replacement Defined Benefit Plan described in Section 6.10(h).

(g)      Buyer agrees to allow the Transferred Non-Union Employees, as of the Closing Date, to be eligible to commence participation in a Buyer tax-qualified 401(k) plan that will provide benefits substantially similar to the benefits provided to the Transferred Non-Union Employees under the NMPC tax-qualified 401(k) plan in effect for Non-Union Employees immediately prior to the Closing Date ("NMPC Savings Plan").

         To the extent allowable by law and by the applicable NMPC plan, Buyer shall take any and all necessary action to cause the trustee of any tax-qualified 401(k) plan of Buyer or its Affiliates in which any Transferred Non-Union Employee becomes a participant to accept a direct "rollover" in cash of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the NMPC Savings Plan if requested to do so by the Transferred Non-Union Employee.  However, any
tax-qualified 401(k) plan of Buyer or its Affiliates accepting such a rollover shall not be required to permit any investment to be made in Niagara Mohawk Holdings, Inc. common stock on behalf of any Transferred
Non-Union Employee after the Closing Date.  Notwithstanding anything in this paragraph to the contrary, if
Transferred Non-Union Employees are not entitled to distributions from the NMPC Savings Plan as a result of being employed by Buyer, then either (i) the parties may negotiate a direct transfer from the NMPC Savings
Plan trust to Buyer's tax-qualified plan trust under such terms and conditions as are agreeable to both parties or (ii) if the parties are unable to negotiate such an agreement, then Buyer agrees to provide NMPC, in a timely manner, with such information as NMPC reasonably needs about the Transferred Non-Union Employees in order for NMPC to administer the Transferred Non-Union Employees' benefits under the NMPC Savings Plan
(e.g., information about when the Transferred Non-Union Employees retire, die, terminate employment).

(h)      Effective as of the Closing Date, Buyer shall cause to be established a defined benefit pension plan for the benefit of the Transferred Non-Union Employees (the "Replacement Defined Benefit Plan").  The
Replacement Defined Benefit Plan shall have the same terms as apply to the Transferred Non-Union Employees under NMPC's qualified defined benefit plan ("NMPC's Defined Benefit Plan") as of the Closing Date; provided that, except as required by law, no improvements for Transferred Non-Union Employees are made after the date hereof and prior to the Closing Date without the written consent of Buyer, which consent shall not be unreasonably withheld.  Buyer agrees to maintain such terms for Transferred Non-Union Employees for a period of at least seven (7) years after the Closing Date (provided, however, that if changes in the law require any such terms to be modified, Buyer may change such terms to the extent necessary to comply with such laws as reasonably determined by the Buyer).

         The Transferred Non-Union Employees shall be given credit in the Replacement Defined Benefit Plan for all service with and compensation from NMPC and its Affiliates as if it were service with and compensation from Buyer for purposes of determining eligibility for benefits, the amount of any benefits or benefit accruals, vesting, and service related levels of benefits under the Replacement Defined Benefit Plan.

         In connection with the foregoing, the following actions shall be taken as of the Closing Date:

         (A) At the time specified in subparagraph (C) below, NMPC shall cause to be transferred from NMPC's Defined Benefit Plan to the corresponding Replacement Defined Benefit Plan assets equal to (i) the Projected Benefit Obligation ("PBO"), as determined in accordance with the actuarial assumptions set forth in Schedule 6.10(h) (the
             "Assumptions"), attributable to the Transferred Non-Union Employees as of the Closing
             Date, plus (ii) interest at an annual rate that is equivalent to the discount rate set forth in the Assumptions for the period from the Closing Date to the date of the actual transfer of assets and adjusted for benefit payments under the NMPC's Defined
             Benefit Plan made pursuant to subparagraph (D) below; provided, however, that if NMPC is unable to transfer the amount required by this paragraph h(A)(i) and (ii), then:

             (I)  NMPC shall transfer an amount equal to the sum of the accumulated benefit obligation ("ABO"), whether or not vested, as determined in accordance with the Assumptions, and which is attributable to the
                  Transferred Non-Union Employees as of the Closing Date and the amount described in paragraph h(A)(ii); and

             (II) NMPC shall pay to Buyer in cash the amount of the difference between the amount described in paragraph h(A)(i) and (ii) and the amount described in clause (I) above.

                  The transfer of either of the amounts described in this subparagraph (A) shall be made in accordance with Section 414(l) of the Code and Treasury Regulation Section
                  1.414(l)-l, using the actuarial assumptions specified in Schedule 6.10(h).  The PBO and
                  ABO shall be calculated in accordance with the Assumptions and using an annual interest rate credit equal to the "Interest Rate" (as that term is defined in the NMPC
                  Defined Benefit Plan) at the Closing Date.

         (B) All assets transferred under subparagraph (A) shall be transferred in cash, or in marketable securities that are reasonably acceptable to Buyer.

         (C) Within 45 days after the Closing Date, NMPC and Buyer shall file or cause to be filed any Forms 5310-A that may be required to be submitted to the IRS in connection with the transfer described in subparagraph (A).  The transfer described in subparagraph
             (A) shall be made as soon as practicable following the determination of the amount described in subparagraph (A), but in no event prior to the thirtieth (30th) day following the filing of such Forms 5310-A with the IRS or, in the event that the IRS, the PBGC or any other governmental entity raises any objections to the transfer, the date as of which the IRS, the PBGC or other governmental entity withdraws such objections or is satisfied that the terms of the transfer have been modified to the extent necessary to meet such objections.

         (D) Upon completion of the transfer under subparagraph (A), all benefit payments from the
             Replacement Defined Benefit Plan shall be the responsibility of Buyer.  Pending completion of the transfer under subparagraph (A), any benefits that would otherwise be payable to the Transferred Non-Union Employees under the Replacement Defined
             Benefit Plan shall be paid or continue to be paid out of the NMPC's Defined Benefit
             Plan, and the amount to be transferred under subparagraph (A) shall be reduced by the amount of such payments.  Pending the completion of such transfer, NMPC will cooperate with Buyer with respect to plan administration, including the disbursement of benefits.

         (E) Buyer agrees that it shall submit the  Replacement  Defined  Benefit Plan to the IRS for
             a determination  letter on its tax-qualified  status under Section 401(a) of the Code as soon as practicable after the Closing.

         NMPC agrees that it shall use Commercially Reasonable Efforts to accomplish the transfer of assets described in subparagraph (A) of this Section 6.10; provided, however, that if NMPC determines in good faith that it is unable to make such a transfer, then, notwithstanding the language in this Section 6.10, NMPC and
Buyer agree to negotiate a mutually agreeable resolution of the defined benefit plan issues in this Section.

(i)        Buyer and NMPC do not anticipate the issuance of any notices pursuant to the WARN Act.
Notwithstanding the foregoing, NMPC agrees to timely perform and discharge all requirements under the WARN
Act and under applicable state and local laws and regulations for the notification of employees arising from the sale of the Purchased Interests to Buyer up to the Closing Date for those employees who will not become
Transferred Employees effective as of the Closing Date.  On or after the Closing Date, Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of employees with respect to the Purchased Interests.
At Closing, NMPC shall provide a certificate setting forth the number of employees who suffered an
"employment loss" at NMP-1 or NMP-2 as defined under the WARN Act in the ninety (90) days immediately preceding the Closing Date.

(j)       NMPC is responsible for extending COBRA continuation coverage to all employees and former employees, and qualified beneficiaries of such employees and former employees, who become or became entitled to such
COBRA continuation coverage on or before the Closing Date by reason of the occurrence of a qualifying event on or before the Closing Date, including those for whom the Closing Date occurs during their COBRA election period.  Buyer shall be responsible for providing COBRA continuation coverage only to Transferred Employees and qualified beneficiaries of such employees who become entitled to such COBRA continuation coverage on or after the Closing Date by reason of the occurrence of a qualifying event after the Closing Date.

(k)       NMPC shall remain responsible for paying Transferred Non-Union Employees for:  (a) all salary, wages, and a pro rata portion of any bonuses or incentive compensation that were earned for time worked for
NMPC or NMPC's Affiliates prior to the Closing Date; and (b) all workers' compensation, disability benefits, or other insurance benefits for which entitlement to payment is based upon events occurring prior to the
Closing Date including any incurred but unreported claims under employee benefit plans maintained by NMPC.
NMPC shall pay to Buyer as promptly as practicable following the Closing Date, but no later than the 45th day, the cash equivalent for all vacation time for Transferred Non-Union Employees which has accrued as of the Closing Date (holiday time shall not be included in such payment).  Seller shall remain responsible for all vacation time for Transferred Union Employees which has accrued as of the Closing Date.

(l)       Individuals who are otherwise "Union Employees" or "Non-Union Employees" but who on any date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act, or due to any other authorized leave of absence, shall nevertheless be treated as "Union Employees" or as "Non-Union
Employees," as the case may be, on such date if they are able to (i) return to work within the protected period under the Family and Medical Leave Act or such other leave whichever is applicable, and (ii) perform the essential functions of their job, with or without a reasonable accommodation.

(m)      For at least two years following the Closing Date, Buyer shall provide all Transferred Non-Union
Employees with retiree medical, mental health, prescription drug, and life insurance coverages (the
"Replacement Retiree Coverages") that are substantially similar to the NMPC retiree medical, mental health, prescription drug, and life insurance coverages available to eligible Non-Union Employees who retire from
NMPC immediately prior to the Closing Date (the "NMPC Retiree Coverages").  Buyer shall (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferred
Non-Union Employees under the Replacement Retiree Coverages, other than, but only to the extent of limitations or waiting periods that were in effect with respect to such employees under the NMPC Retiree
Coverages and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred
Non-Union Employee with credit for any co-payments and deductibles paid prior to the Closing Date during a plan year under each applicable NMPC's plan that has not ended as of the Closing Date, in satisfying any deductible or out-of-pocket requirements under the Replacement Retiree Coverages (on a pro-rata basis in the event of a difference in plan years).  Effective as of the Closing Date, NMPC shall have no responsibility to provide retiree medical, mental health, prescription drug, or life insurance coverages for any Transferred Employee.

(n)      Buyer shall pay to each Transferred Non-Union Employee who is hired by Buyer and whose employment is terminated by Buyer or one of its Affiliates within eighteen months of the Closing Date a severance benefit package equivalent to that which would have been provided to such individual upon such termination by NMPC under the Niagara Mohawk Involuntary Severance Plan as in effect on the Closing Date had such individual remained continuously employed by NMPC or its Affiliates and had been eligible for, and entitled to benefits under, such plan on the date of such termination.

(o)      Buyer shall assume the obligations of Seller under the agreements listed on Schedule 6.10(o) hereto.

6.11.    RISK OF LOSS.

(a)      Prior to the Closing, Buyer shall not bear any risk of loss or damage to the property included in the NMP-1 Assets.  Seller shall replace or repair any damage to the NMP-1 Assets in accordance with Good
Utility Practices, except as otherwise provided in paragraphs (b) or (c) below.

(b)      If, before the Closing, all or any portion of the NMP-1 Assets is taken by eminent domain or is the subject of a pending or (to the Knowledge of Seller) contemplated taking which has not been consummated,
Seller shall notify Buyer promptly in writing of such fact.  If such taking would create a Material Adverse
Effect, Buyer and Seller shall negotiate in good faith to settle the loss resulting from such taking
(including, without limitation, by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this
Agreement.  If no such settlement is reached within sixty (60) days after Seller has notified Buyer of such taking, then Buyer or Seller may terminate this Agreement pursuant to Section 9.1(f).

(c)      If, before the Closing, all or any portion of the NMP-1 Assets is damaged or destroyed by fire or other casualty, Seller shall notify Buyer promptly in writing of such fact.  If such damage or destruction would create a Material Adverse Effect and Seller has not notified Buyer of its intention to cure such damage or destruction within fifteen (15) days after its occurrence, Buyer and Seller shall negotiate in good faith to settle the loss resulting from such casualty (including, without limitation, by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement.  If no such settlement is reached within sixty (60) days after Seller has notified Buyer of such casualty, then Buyer may terminate this
Agreement pursuant to Section 9.1(f).

(d)      The provisions of Section 5-1311 of the New York General Obligations Law shall not apply to this
Agreement.

6.12.    DECOMMISSIONING FUNDS.

(a)      (i)  Between the date hereof and the Closing Date, Seller will make additional cash deposits from time to time to its Qualified Decommissioning Fund and its Nonqualified Decommissioning Fund such that, on the Closing Date Seller shall have accumulated assets in the Decommissioning Funds equal to the Qualified
Target, calculated on a Net Cash Value basis, in the Qualified Decommissioning Fund and the Nonqualified
Target in the Nonqualified Decommissioning Fund.

         (ii) At the Closing, Seller shall cause all of the assets of the Decommissioning Funds to be transferred to the Trustee under the Post-Closing Decommissioning Trust Agreement.

(b)      The Parties shall not take any actions that would be inconsistent with the desired Tax consequences of the transactions contemplated by this Agreement as set forth below:

         (i)  None of the Seller, its Qualified Decommissioning Fund or Buyer shall recognize any gain or otherwise take into account any income for federal income tax purposes by reason of the transfer of the assets of such Qualified Decommissioning Fund to the trustee under the Post-Closing Decommissioning Trust
Agreement.

         (ii) Seller will (I) determine its gain or loss by taking the difference between its Tax Basis in the Purchased Interests (excluding the assets comprising its Qualified Decommissioning Fund) and its Purchase
Price as determined under Section 3.2 and Buyer's assumption of its percentage interest of Assumed
Liabilities and Obligations to the extent such Assumed Liabilities and Obligations are taken into account as liabilities for federal income tax purposes (together "Amount Realized") (excluding for purposes of this paragraph 6.12(b)(i), the decommissioning liability to the extent of the fair market value of the assets of the Qualified Decommissioning Fund); and (II) take a current deduction in determining its taxable income for its taxable year which includes the Closing Date in an amount equal to the total of any amounts treated as realized by Seller, or otherwise recognized as income to Seller, as a result of Buyer's assumption of the
Decommissioning obligations with respect to the Purchased Interests.

         (iii)Seller will not be liable for any Tax on account of any built in-gain in Seller's Qualified
Decommissioning Fund.

         (iv) Buyer will not realize income as a result of its acquisition of the Purchased Interests except to the extent that the fair market value of the Class I Assets (as defined in Temporary Regulations Section
1.338-6T(b)(1) and other than the assets comprising Seller's Qualified Decommissioning Fund) included as part of the Purchased Interests exceeds the Purchase Price.

(c)      In the event that, during the period beginning on the date of this Agreement and ending on the
Closing Date, legislation or Treasury Regulations are enacted or promulgated or the IRS issues a private letter ruling which is available to the Parties, revenue ruling, revenue procedure, announcement or notice, or there has been a decision of a court of competent jurisdiction, that produces a benefit for the Buyer not otherwise contemplated in Section 6.12(b)(i) and 6.12(b)(iv)  and is related to the transactions contemplated in this Agreement, then, the Parties agree to negotiate in good faith an equitable sharing of any such benefit.

6.13.    SPENT NUCLEAR FUEL FEES.  Except as provided in the third sentence of this paragraph and Sections
2.1(b) and 2.3(g), between the date hereof and the Closing Date, and at all times thereafter, Seller will remain liable for all Spent Nuclear Fuel Fees and any other fees associated with electricity generated at
NMP-1 and sold prior to the Closing Date, and Buyer shall have no liability or responsibility therefor.
Buyer shall pay and discharge all fees and expenses associated with the nuclear fuel consumed in NMP-1 and sold from and after the Closing Date, and Seller shall have no liability or responsibility therefor.  Buyer shall assume title to, and responsibility for the storage and disposal of the Spent Nuclear Fuel of NMP-1 as of the Closing Date.  Seller shall assign to Buyer its undivided right, title and interest in and to the DOE
Standard Spent Fuel Disposal Contract and shall provide the required notice to DOE within 90 days of transfer of title to spent fuel.

6.14.    DEPARTMENT OF ENERGY DECONTAMINATION AND DECOMMISSIONING FEES.  Seller will continue to pay all
Department of Energy Decontamination and Decommissioning Fees relating to nuclear fuel purchased and consumed at NMP-1 prior to the Closing Date, including but not limited to all annual Special Assessment invoices to be issued after the Closing Date by the Department of Energy, as contemplated by its regulations at 10 C.F.R.
Part 766 implementing Sections 1801, 1802, and 1803 of the Atomic Energy Act.

6.15.    COOPERATION RELATING TO INSURANCE AND PRICE-ANDERSON ACT.  Until the Closing, NMPC will maintain in effect the same level of property damage and liability insurance for the Facilities as in effect on the date hereof.  NMPC shall cooperate with Buyer's efforts to obtain insurance, including insurance required under the Price-Anderson Act or other Nuclear Laws, with respect to the NMP-1 Assets.  In addition, subject to the satisfaction of Buyer's indemnification obligations under Section 8.1(a), NMPC agrees to use reasonable efforts to assist Buyer in making any claims against pre-Closing insurance policies of NMPC that may provide coverage related to Assumed Liabilities and Obligations.  Buyer agrees to indemnify NMPC for its reasonable out of pocket expenses incurred in providing such assistance and cooperation and not to take any action which shall adversely affect any residual rights of NMPC in such insurance policies.

6.16.    TAX CLEARANCE CERTIFICATES.  Seller and Buyer shall cooperate and use their Commercially Reasonable
Efforts to cause the tax clearance certificates described in Schedule 4.20 of this Agreement to be issued by the appropriate taxing authorities prior to the Closing Date or as soon as practicable thereafter.  Buyer shall, at least ten (10) days prior to the Closing Date, file Form AU-196.10, Notification of Sale, Transfer or Assignment in Bulk, with the New York State Department of Taxation and Finance.

6.17.    RELEASE OF SELLER.  Buyer shall use Commercially Reasonable Efforts to obtain a written release of
Seller effective as of the Closing with respect to obligations arising on or after the Closing Date under any of the Seller's Agreements or Non-material Contracts assigned to Buyer hereunder.

6.18.    PRIVATE LETTER RULING. The parties agree to cooperate in good faith in the preparation and filing of a private letter ruling request to be made jointly by Buyer and Seller in order to confirm the federal income tax treatment desired by the Parties as set forth in Section 6.12(b)(i), (ii), and (iv).  All rulings requested shall be consistent with private letter rulings issued as of the date of this Agreement by the IRS with respect to the transfer of a Qualified Decommissioning Fund to a non-regulated buyer.  Neither Buyer nor
Seller will take any action to cause the IRS to fail to issue such private letter ruling.  The filing fees payable in connection with such request shall be borne 50% by the Buyer and 50% by the Seller.

6.19.    DECOMMISSIONING.  Buyer hereby agrees to commit to the NYPSC as a part of receiving Buyer's Required
Regulatory Approvals to Decommission NMP-1 once the Site is no longer utilized for power generation, it being understood for purposes of this Section 6.19 that the term Decommission shall include, but not be limited to, all requirements of Nuclear Laws and Environmental Laws, including the applicable requirements of the Atomic
Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder in effect on the date hereof.

6.20.    OBLIGATION OF PARENT TO FUND BUYER UNDER NOTE.  In the event of the failure of Buyer to meet the Net
Worth Requirement or the Coverage Requirement (as defined in the Note referred to in Section 3.2 hereof)
prior to the date on which such Note is satisfied in full, the Parent shall be obligated (the "Capital
Obligation") no later than 5 days after receipt of notice from Seller to make an equity contribution or otherwise adjust the capital structure of Buyer in order to cause Buyer to comply with such requirements in order to avoid the occurrence of an Event of Default (as defined in such Note), which 5 days shall run concurrently with the 5 day notice period set forth in Section 5(g) or 5(h) of such Note, as applicable.  In the event of the failure by Parent to comply with its Capital Obligation, the Seller shall be entitled to the remedy of specific performance against Parent, compelling Parent to comply with its Capital Obligation, and
Parent shall reimburse Seller for any expenses in connection with enforcing its rights under this Section
6.20.

                                                    ARTICLE VII
                                                    CONDITIONS

7.1.     CONDITIONS TO OBLIGATIONS OF BUYER.  The obligations of Buyer to purchase the Purchased Interests and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Buyer) of the following conditions:

(a)      The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased
Interests contemplated hereby shall have expired or been terminated.

(b)      No preliminary or permanent injunction or other order or decree by any federal or state court or
Governmental Authority which prevents the consummation of the sale of the Purchased Interests contemplated herein shall have been issued and remain in effect (each Party agreeing to cooperate in all efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the sale of the Purchased Interests;

(c)      Buyer shall have received all of Buyer's Required Regulatory Approvals, in form and substance reasonably satisfactory (including no materially adverse conditions as described in Section 9.1(b)) to Buyer and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii)
if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Buyer is likely to be successful and, if successful, would have a
Material Adverse Effect, or a material adverse effect on the business, assets, operations or condition
(financial or otherwise) of Buyer;

(d)      Seller shall have received all of Seller's Required Regulatory Approvals (other than those the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer), none of such approvals shall contain any conditions that could reasonably be expected to result in a material adverse effect on the operations or condition (financial or otherwise) of the NMP-1 Assets and the NMP-2
Interests, taken as a whole, or a material adverse effect on the business, assets, operations or condition
(financial or otherwise) of Buyer, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility f appeal, review or reconsideration which, in the reasonable opinion of Buyer is likely to be successful and, if successful, would have a Material Adverse Effect, or a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer;

(e)      Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the
Closing Date;

(f)      Except to the extent the Purchase Price shall have been adjusted pursuant to Section 3.8 with respect to any representation and warranty, the representations and warranties of Seller set forth in this
Agreement that are qualified by materiality shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

(g)      Buyer shall have received certificates from an authorized officer of Seller, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 7.1(e), (f), (k), (n)
and (o) have been satisfied by Seller, including a statement that such officer has received written confirmation as to Section 7.1(f) from the persons listed on Schedule 1.1(84);

(h)      Buyer shall have received an opinion from Seller's counsel reasonably acceptable to Buyer, dated the
Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially in the form of Exhibit J hereto;

(i)      Seller shall have delivered, or caused to be delivered, to Buyer at the Closing, Seller's closing deliveries described in Section 3.6;

(j)      Buyer shall have received from a title insurance company reasonably acceptable to Buyer an ALTA owner's title insurance policy on the Real Property, in form and substance reasonably satisfactory to Buyer, insuring title as described in Section 4.7, subject only to the Permitted Encumbrances.  Buyer shall provide
Seller with a copy of a preliminary title report and an updated survey for the Real Property to the extent obtained by Buyer;

(k)      Since the date hereof, no Material Adverse Effect shall have occurred and be continuing;

(l)      The liens of the Mortgage Indentures on the NMP-1 Assets shall have been released and any documents necessary to evidence such release shall have been delivered to the title company;

(m)      The simultaneous sale to Buyer of the Purchased Interests in NMP-2 pursuant to the NMP-2 Asset
Purchase Agreement shall have been completed;

(n)      The value of the Decommissioning Funds shall be as set forth in Section 6.12(a)(i);

(o)      For a period of seven consecutive days in the two week period prior to the Closing Date, and as of the Closing, each of NMP-1 and NMP-2 shall have been continuously operated at 97% of full licensed thermal power, other than a temporary reduction in power output of not more than five percent of full licensed thermal power that continues for less than 48 hours and planned reductions in power to swap feed pumps, rod sequence exchanges and scram time testing after which 97% of full licensed thermal power shall have again been reached;

(p)      The taxes payable with respect to NMP-1 and NMP-2 to Oswego County, Town of Scriba and Oswego City
School District shall not be materially higher than those contemplated by the Memorandum of Understanding, dated November 13, 2000, among such entities and Seller, provided that Seller shall have the right to satisfy this condition with an adjustment to the Purchase Price agreed to by the Parties; provided, however, that if the taxes subsequently paid after the Closing are decreased below the levels used in determining such adjustment, Seller shall be refunded such overpayment; and

(q)      Legislation or Treasury Regulations shall have not been enacted or promulgated, the IRS shall not have issued a private letter ruling which is available to the Parties, revenue ruling, revenue procedure, announcement or notice, and there shall not have been a decision of a court of competent jurisdiction, that is reasonably likely to cause for federal income tax purposes a result different for Buyer than the tax results contemplated in Section 6.12(b)(i) and 6.12(b)(iv) which is materially adverse to Buyer.

7.2.     CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to sell the Purchased Interests and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Seller) of the following conditions:

(a)      The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased
Interests contemplated hereby shall have expired or been terminated;

(b)      No preliminary or permanent injunction or other order or decree by any federal or state court or
Governmental Authority which prevents the consummation of the sale of the Purchased Interests contemplated herein shall have been issued and remain in effect (each Party agreeing to use its Commercially Reasonable
Efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the sale of the Purchased Interests;

(c)      Seller shall have received all of Seller's Required Regulatory Approvals, in form and substance reasonably satisfactory (including no materially adverse conditions as described in Section 9.1 (d)) to
Seller and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Seller (A) is likely to be successful and (B), if successful, would have a material adverse effect on the operations or conditions (financial or otherwise)
of Seller;

(d)      Buyer shall have received all Buyer's Required Regulatory Approvals (other than those the failure of which to obtain could not reasonably be expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller), none of such approvals shall contain any conditions that could reasonably be expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Seller (A) is likely to be successful and (B) if successful, would have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller;

(e)      All consents and approvals for the consummation of the sale of the Purchased Interests contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Seller is party or by which Seller, or any of the NMP-1 Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually and in the aggregate, create a material adverse effect on the operations or conditions (financial or otherwise) of
Seller;

(f)      Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the
Closing Date;

(g)      The representations and warranties of Buyer and Parent set forth in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

(h)      Seller shall have received certificates from an authorized officer of Buyer and Parent, dated the
Closing Date, to the effect that, to the knowledge of such officer(s), the conditions set forth in Sections
7.2(f) and (g) have been satisfied by Buyer and Parent;

(i)      Effective upon Closing, Buyer shall have assumed, as set forth in Section 6.10, all of the applicable obligations under the IBEW Collective Bargaining Agreement;

(j)      Seller shall have received opinions from Buyer's and Parent's counsel reasonably acceptable to
Seller, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, substantially in the form of Exhibit K hereto;

(k)      Buyer shall have delivered, or caused to be delivered, to Seller at the Closing, Buyer's closing deliveries described in Section 3.7;

(l)      The liens of the Mortgage Indentures on the NMP-1 Assets shall have been released and any documents necessary to evidence such release shall have been delivered to the title company;

(m)      The simultaneous sale to Buyer of the Purchased Interests in NMP-2 pursuant to the NMP-2 Asset
Purchase Agreement shall have been completed; and

(n)      Legislation or Treasury Regulations shall have not been enacted or promulgated, the IRS shall not have issued a private letter ruling which is available to the Parties, revenue ruling, revenue procedure, announcement or notice, and there shall not have been a decision of a court of competent jurisdiction, that is reasonably likely to cause for Federal income tax purposes a result different for Seller than the tax results contemplated in Section 6.12(b)(i) and 6.12(b)(ii) which is materially adverse to such Seller.

                                                   ARTICLE VIII
                                                  INDEMNIFICATION

8.1.     INDEMNIFICATION.

(a)      Following the Closing, Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Seller Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses
(including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of any representations and warranties which survive the Closing or any covenants contained in this Agreement,
(ii) the Assumed Liabilities and Obligations, (iii) any Third Party Claims against a Seller Indemnitee arising out of or in connection with Buyer's ownership of or operation of NMP-1 and other NMP-1 Assets on or after the Closing Date, (iv) any actions taken by Buyer (including, without limitation, the structure of the transfer of the Decommissioning Funds contemplated by this Agreement), which shall result in tax consequences to Seller which are different for Seller from those contemplated in Section 6.12(b)(i) and 6.12(b)(ii), or
(v) any tax consequences to Seller which results in a Tax liability to Seller on account of any built-in gain in Seller's Qualified Decommissioning Fund.

(b)      Following the Closing, Seller shall indemnify, defend and hold harmless Buyer, its officers, directors, members, employees, shareholders, Affiliates and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by Seller of the representations and warranties which survive the Closing or any covenants contained in this Agreement, (ii) the Excluded Liabilities, (iii)
noncompliance by Seller with any bulk sales or transfer laws as provided in Section 10.11, (iv) any Third
Party Claims against a Buyer Indemnitee arising out of or in connection with Seller's ownership or operation of the NMP-1 Assets on or prior to the Closing Date (other than any Third Party Claims that are Assumed
Liabilities), (v) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with
Seller's ownership or operation of the Excluded Assets, (vi) all Taxes incurred by reason of any act of
Seller that either constitutes an act of "self-dealing" as defined in Treas. Reg. 1.468A-5(b)(2) or results in the disqualification of the Qualified Decommissioning Funds under Treas. Reg. 1.468A-5 other than as a result of the transfer contemplated by Section 5.7 hereof, or (vii) any claims or attachments of Seller or any Seller creditor against the Decommissioning Funds after the Closing Date.

(c)      The expiration or termination of any representation or warranty shall not affect the Parties'
obligations under this Section 8.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

(d)      Except to the extent otherwise provided in Article IX, the rights and remedies of Seller and Buyer under this Article VIII are exclusive and in lieu of any and all other rights and remedies which Seller and
Buyer may have under this Agreement or otherwise for monetary relief, with respect to (i) any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement, after the occurrence of the Closing, or (ii) the Assumed Liabilities and Obligations or the Excluded Liabilities,
as the case may be.  The indemnification obligations of the Parties set forth in this Article VIII apply only to matters arising out of this Agreement, excluding the Ancillary Agreements.  Any Indemnifiable Loss arising under or pursuant to an  Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in the Ancillary Agreement under which the Indemnifiable Loss arises.

(e)      Notwithstanding anything to the contrary herein, no Party (including an Indemnitee) shall be entitled to recover from any other Party (including an Indemnifying Party) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such Party.
Buyer and Seller waive any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement including, but not limited to, losses or damages caused by reason of unavailability of NMP-1, plant shutdowns or service interruptions, loss of use, profits or revenue, inventory or use charges, cost of purchased or replacement power, interest charges or cost of capital.  The provisions of this Section 8.1(e) shall not apply to indemnification for a Third
Party Claim.

8.2.     DEFENSE OF CLAIMS.

(a)      If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement or any Affiliate of a Party to this Agreement (a "Third Party Claim"), including but not limited to an information document request or a notice of proposed disallowance issued by the Internal Revenue Service relating to a matter covered by Section 5.7, with respect to which indemnification is to be sought from an Indemnifying Party, the
Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than twenty (20) calendar days after the Indemnitee's receipt of notice of such Third Party Claim.  Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.  The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such
Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the
Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee.  The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense.  If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this
Agreement.

(b)      (i)      If, within twenty (20) calendar days after an Indemnitee provides written notice to the
Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying
Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in
Section 8.2 (a) , the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20)
calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof.

         (ii)     Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.  If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect.  If the Indemnitee fails to consent to such firm offer within twenty (20) calendar days after its receipt of such notice, the
Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim.  In such event, the maximum liability of the Indemnifying
Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

(c)      Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third
Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than twenty (20) calendar days after the
Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of twenty (20)
calendar days within which to respond to such Direct Claim.  If the Indemnifying Party does not respond within such twenty (20) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim.  If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

(d)      If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith
(together with interest thereon from the date of payment thereof to the date or repayment at the "prime rate"
as published in The Wall Street Journal) shall promptly be repaid by the Indemnitee to the Indemnifying
Party.

(e)      A failure to give timely notice as provided in this Section 8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                                     ARTICLE IX
                                                    TERMINATION

9.1.     TERMINATION. (a)  This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller and Buyer.

(b)      This Agreement may be terminated by Seller or Buyer, if (i) any Federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii)
any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing; or (iii) the Closing contemplated hereby shall have not occurred on or before December 31, 2001 (the "Termination Date"); provided that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and provided, further, that if on the Termination Date the conditions to the
Closing set forth in Section 7.2(c) or 7.2(d) shall not have been fulfilled but all other conditions to the
Closing shall be fulfilled or shall have been capable of being fulfilled, then the Termination Date shall be the day which is twenty-four months from the date of this Agreement.

(c)      This Agreement may be terminated by Buyer if any of Seller's Required Regulatory Approvals or
Buyer's Required Regulatory Approvals, the receipt of which is a condition to the obligation of Buyer to consummate the Closing as set forth in Sections 7.1(c) and 7.1(d), shall have been denied or shall have been granted but are not in form and substance reasonably satisfactory to Buyer because one of such approvals contains a condition that would have a material adverse effect on the operations or condition (financial or otherwise) of the NMP-2 Interests and the NMP-1 Assets, taken as a whole, or a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer.

(d)      This Agreement may be terminated by Seller with respect to itself if any of its Seller's Required
Regulatory Approvals or Buyer's Regulatory Approvals, the receipt of which are a condition to the obligation of Seller to consummate the Closing as set forth in Section 7.2(c) and Section 7.2(d), shall have been denied or shall have been granted but are not in form and substance reasonably satisfactory to Seller, because one of such approvals contains a condition that would have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller.

(e)      This Agreement may be terminated by Buyer if there has been a material violation or breach by Seller of any applicable covenant, representation or warranty contained in this Agreement and such violation or breach (i) is not adjusted under Section 3.8, (ii) is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller (or by Buyer in the case of notice by Seller pursuant to
Section 6.9) of written notice specifying particularly such violation or breach, and (iii) such violation or breach has not been waived by Buyer.

(f)      This Agreement may be terminated by Seller if there has been a material violation or breach by Buyer or Parent of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Buyer or Parent (or by Seller in the case of notice by Buyer or Parent pursuant to Section 6.9) of written notice specifying particularly such violation or breach, and such violation or breach has not been waived by Seller.

(g)      This Agreement may be terminated by Buyer or Seller in accordance with the provisions of Sections
6.11(b) or (c).

(h)      This Agreement may be terminated by Seller, with respect to itself, if one of the events the non-occurrence of which is a condition to closing in Section 7.2(o) occurs, which is reasonably likely to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of
Seller.

(i)      Buyer recognizes that NMPC shall retain its right prior to Closing to negotiate any successor or amendment to the IBEW Collective Bargaining Agreement and to make changes in wages and benefits payable to
Non-Union Employees which NMPC deems appropriate to its operations, including the operations of NMP-1.
Buyer agrees that any such successor or amendment to the IBEW Collective Bargaining Agreement shall be treated as part of the IBEW Collective Bargaining Agreement in accordance with Sections 1.1(71) and 6.10.
This Agreement may be terminated by Buyer (i) within 10 Business Days following NMPC providing to Buyer a copy of any tentative successor or amendment to the IBEW Collective Bargaining Agreement if the terms thereof are inconsistent with past practice and would increase materially the aggregate wages, compensation, and benefits payable to Transferred Employees, except as required by law, or otherwise effect a material adverse change from the terms of the IBEW Collective Bargaining Agreement as it relates to the Transferred Employees or the operations of the NMP-1 Assets after the Closing or (ii) if NMPC shall increase the cost of the aggregate wages, compensation and benefits payable to the Transferred Non-Union Employees in a manner that would be inconsistent with past practice and would increase materially such cost.  NMPC shall no later than one day following the execution of any tentative successor or amendment to the IBEW Collective Bargaining
Agreement provide such agreement to Buyer.

9.2.     PROCEDURE AND EFFECT OF NO-DEFAULT TERMINATION. In the event of termination of this Agreement by any
Party pursuant to this Section 9, written notice thereof shall forthwith be given by the terminating Party to the other Parties, whereupon, if this Agreement is terminated pursuant to Section 9.1 (but only in the case of termination pursuant to Subsections (e) or (f) where a breach of a representation or warranty by the non-terminating Party is not willful), the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter no Party shall have any recourse against any of the other Parties by reason of this Agreement.

                                                    ARTICLE X
                                             MISCELLANEOUS PROVISIONS

10.1.    AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

10.2.    WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the
Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

10.3.    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS.

(a)      The representations and warranties given or made by any Party to this Agreement or in the certificates required by Section 7.1(g) or 7.2(h) shall not survive the Closing and shall be of no further force or effect, except that (i) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof and (ii) all representations and warranties set forth in Sections 4.21, 4.22 and 5.7 hereof shall survive the Closing indefinitely.  Each Party shall be entitled to rely upon the representations and warranties of the other Party or Parties set forth herein, notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing.

(b)      The covenants and obligations of the Parties set forth in this Agreement, including without limitation the indemnification obligations of the Parties under Article VIII hereof, shall survive the
Closing indefinitely, and the Parties shall be entitled to the full performance thereof by the other Parties hereto without limitation as to time or amount (except as otherwise specifically set forth herein).

10.4.    NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(a)      If to NMPC, to:
         Niagara Mohawk Power Corporation
         300 Erie Boulevard West
         Syracuse, NY 13202
         Attention:  William F. Edwards, Chief Financial Officer

         with a copy to:
         Sullivan & Cromwell
         1701 Pennsylvania Avenue, N.W.
         Washington, D.C. 20006-5805
         Attention:  Janet Thiele Geldzahler, Esq.

(b)      if to Buyer, to:
         Constellation Nuclear, LLC
         39 West Lexington Street
         18th Floor
         Baltimore, MD 21201
         Attention: Robert E. Denton, President

         with a copy to:
         Constellation Nuclear, LLC
         39 West Lexington Street
         17th Floor
         Baltimore, MD 21201
         Attention: Ronald D. Byrd, Esq.

(c)      if to Parent, to:
         Constellation Energy Group, Inc.
         250 West Pratt Street
         Baltimore, MD 21201
         Attention: David Brune, Chief Financial Officer

         with a copy to:
         Constellation Energy Group, Inc.
         250 West Pratt Street
         Baltimore, MD 21201
         Attention: Robert Fleishman, General Counsel

10.5.    ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of each other Party, such consent not to be unreasonably withheld, nor is this Agreement intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder.  Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the
Parties hereunder.  No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.  Notwithstanding the foregoing, but subject to all applicable legal requirements, (i) Buyer or its permitted assignee may grant a security interest in the rights and interests hereunder to a trustee, lending institution or other party for the purposes of leasing, financing or refinancing the Purchased Interests, (ii) Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to an Affiliate (an "Assignee Entity") of Buyer at least 68% of the equity securities of which are owned by Buyer; provided, however, (1) any minority owner of the Assignee Entity shall be that entity contemplated to become an equity owner of Constellation Energy Group's merchant energy group as set forth in that certain press release issued by Constellation Energy Group on October 23, 2000, (2) no minority owner of the Assignee Entity may have any control or management or operational rights or role with respect to the
Assignee Entity , and (3) no such assignment shall relieve or discharge Buyer from any of its obligations hereunder or shall be made if it would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or materially increase the costs of the transactions contemplated by this Agreement, and (iii) Parent may assign its obligations hereunder to the resulting parent entity of its unregulated businesses if such businesses are spun-off after the date hereof provided that (A)
(x) such parent entity's long-term unsecured debt credit rating issue by Moody's Investors Service,
Standard & Poor's Corporation or another nationally recognized rating agency is investment grade and (y)
for so long as such parent entity does not have an investment grade rating, then Buyer shall deliver an irrevocable, standby letter of credit issued by a banking or other financial institution, the long-term unsecured debt obligations of which is rated investment grade, with a drawing amount equal to the Purchase
Price, in the event such letter of credit is delivered prior to the Closing, or the then outstanding principal amount, together with any then accrued and unpaid interest on the Note, in the event such letter of credit is delivered after the Closing, as the case may be, which shall remain in full force and effect until the entire Purchase Price, and all amounts owed under the Note, are satisfied and paid in full
(or such parent entity reestablishes its investment grade rating); provided, however, after payment in full of the cash portion of the Purchase Price at Closing by Buyer, Buyer may reduce the drawing amount under such letter of credit from time to time provided such drawing amount is not less than the then outstanding principal amount, together with any then accrued and unpaid interest under the Note; and (B) at the time of such assignment such parent entity makes the same representations and warranties to Seller as those of
Parent contained herein.  Seller agrees, at Buyer's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as Seller's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

10.6.    GOVERNING LAW. Except as provided in Section 3.8, this Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.  THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT
MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS FOR ONONDAGA COUNTY, NEW YORK, WHICH COURTS
SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE (EXCEPT WHERE SUCH ACTION OR PROCEEDING IS REQUIRED BY LAW
TO BE IN OSWEGO COUNTY), AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH
COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR
PROCEEDING.  SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS.  EACH OF THE PARTIES
HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY
DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.7.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8.    INTERPRETATION. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

10.9.    SCHEDULES AND EXHIBITS. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

10.10.   ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and the Ancillary Agreements,
including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, and any other documents executed on the date hereof that specifically reference this Section 10.10, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements and understandings between the Parties other than the
Confidentiality Agreements with respect to such transactions.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement.

10.11.   BULK SALES LAWS. Buyer acknowledges that, notwithstanding anything in this Agreement to the contrary, Seller will not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement.  Buyer hereby waives compliance by Seller with the provisions of the bulk sales laws of all applicable jurisdictions.

10.12.   PARENTAL SUPPORT. From the date hereof until the effectiveness of the Closing, Parent agrees to provide to Buyer any and all financial support necessary to permit Buyer to perform its obligations hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

NIAGARA MOHAWK POWER CORPORATION

By:
--------------------------------------------------
Name:
Title:

CONSTELLATION NUCLEAR, LLC

By:
--------------------------------------------------
Name:
Title:

CONSTELLATION ENERGY GROUP, INC.

By:
--------------------------------------------------
Name:
Title:

                                NINE MILE POINT UNIT 1 NUCLEAR GENERATING FACILITY
                                             ASSET PURCHASE AGREEMENT
                                                   BY AND AMONG
                                    NIAGARA MOHAWK POWER CORPORATION, as SELLER
                                         CONSTELLATION ENERGY GROUP, INC.
                                                        AND
                                       CONSTELLATION NUCLEAR, LLC, as BUYER

                                           Dated as of December 11, 2000

                                NINE MILE POINT UNIT 1 NUCLEAR GENERATING FACILITY

                                             ASSET PURCHASE AGREEMENT
                                          INDEX OF DOCUMENTS FOR SIGNING
                                           DATED AS OF DECEMBER 11, 2000

Document
--------

Asset Purchase Agreement

Schedules to Asset Purchase Agreement

Exhibits to Asset Purchase Agreement

Exhibit A    Form of Assignment and Assumption Agreement
Exhibit B    Form of Bill of Sale
Exhibit C    Form of Easement Agreement
Exhibit D    Form of Interconnection Agreement
Exhibit E    Form of Revenue Sharing Agreement
Exhibit F    Form of Bargain and Sale Deed
Exhibit G    Form of Power Purchase Agreement
Exhibit H    [Intentionally left blank]
Exhibit I    Form of Note
Exhibit J    Form of Opinion from Counsel for Seller
Exhibit K    Form of Opinion from Counsel for Buyer and Parent

                                                 TABLE OF CONTENTS

                                               ARTICLE I DEFINITIONS

1.1.     Definitions
1.2.     Certain Interpretive Matters

                                           ARTICLE II PURCHASE AND SALE

2.1.     Transfer of Assets
2.2.     Excluded Assets
2.3.     Assumed Liabilities and Obligations
2.4.     Excluded Liabilities
2.5.     Control of Litigation

                                              ARTICLE III THE CLOSING

3.1.     Closing
3.2.     Payment of Purchase Price
3.3.     Adjustment to Purchase Price
3.4.     Allocation of Purchase Price
3.5.     Prorations
3.6.     Deliveries by Seller
3.7.     Deliveries by Buyer
3.8.     Pre-Closing Breaches of Seller's Representations and Warranties

                                ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER

4.1.     Organization
4.2.     Authority Relative to this Agreement
4.3.     Consents and Approvals; No Violation
4.4.     Reports
4.5.     Undisclosed Liabilities
4.6.     Absence of Certain Changes or Events
4.7.     Title and Related Matters
4.8.     Real Property Agreements
4.9.     Insurance
4.10.    Environmental Matters
4.11.    Labor Matters
4.12.    ERISA; Benefit Plans
4.13.    Real Property; Plant and Equipment.
4.14.    Condemnation
4.15.    Certain Contracts and Arrangements
4.16.    Legal Proceedings, etc
4.17.    Permits
4.18.    NRC Licenses
4.19.    Regulation as a Utility
4.20.    Taxes
4.21.    Qualified Decommissioning Funds
4.22.    Nonqualified Decommissioning Fund
4.23.    Zoning Classification

                           ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

5.1.     Organization; Qualification
5.2.     Authority Relative to this Agreement
5.3.     Consents and Approvals; No Violation
5.4.     Availability of Funds
5.5.     Legal Proceeding
5.6.     WARN Act
5.7.     Transfer of Qualified Decommissioning Funds
5.8.     Transfer of Qualified Decommissioning Funds
5.9.     Seller Representations and Warranties
5.10.    Financial Statements

                                        ARTICLE VI COVENANTS OF THE PARTIES

6.1.     Conduct of Business Relating to the NMP-1 Assets
6.2.     Access to Information
6.3.     Expenses
6.4.     Further Assurances; Cooperation
6.5.     Public Statements
6.6.     Consents and Approvals
6.7.     Brokerage Fees and Commissions
6.8.     Tax Matters
6.9.     Advice of Changes
6.10.    Employees
6.11.    Risk of Loss
6.12.    Decommissioning Funds
6.13.    Spent Nuclear Fuel Fees
6.14.    Department of Energy Decontamination and Decommissioning Fees
6.15.    Cooperation Relating to Insurance and Price-Anderson Act
6.16.    Tax Clearance Certificates
6.17.    Release of Seller
6.18.    Private Letter Ruling
6.19.    Decommissioning
6.20.    Obligation of Parent to Fund Buyer under Note

                                              ARTICLE VII CONDITIONS

7.1.     Conditions to Obligations of Buyer
7.2.     Conditions to Obligations of Seller

                                           ARTICLE VIII INDEMNIFICATION

8.1.     Indemnification
8.2.     Defense of Claims

                                              ARTICLE IX TERMINATION

9.1.     Termination
9.2.     Procedure and Effect of No-Default Termination

                                        ARTICLE X MISCELLANEOUS PROVISIONS

10.1.    Amendment and Modification
10.2.    Waiver of Compliance; Consents
10.3.    Survival of Representations, Warranties, Covenants and Obligations
10.4.    Notices
10.5.    Assignment
10.6.    Governing Law
10.7.    Counterparts
10.8.    Interpretation
10.9.    Schedules and Exhibits
10.10.   Entire Agreement
10.11.   Bulk Sales Laws
10.12.   Parental Support

                                          LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A.........Form of Assignment and Assumption Agreement
Exhibit B.........Form of Bill of Sale
Exhibit C.........Form of Easement Agreement
Exhibit D.........Form of Interconnection Agreement
Exhibit E.........Form of Revenue Sharing Agreement
Exhibit F.........Form of Bargain and Sale Deed
Exhibit G.........Form of Power Purchase Agreement
Exhibit H.........[Intentionally left blank]
Exhibit I.........Form of Note
Exhibit J.........Form of Opinion from Counsel for Seller
Exhibit K.........Form of Opinion from Counsel for Buyer and Parent

SCHEDULES

1.1(29)           Common Facilities
1.1(83)           Nuclear Employees
1.1(170)          Transferable Permits
2.1(j)            Intellectual Property
2.2(a)            Excluded Assets
2.4(m)            Pollution Control Bonds
3.2               Purchase Price
3.3(a)(vii)       Low Level Waste
4.3(a)            Seller's Third Party Consents
4.3(b)            Seller's Required Regulatory Approvals
4.5               Liabilities
4.6               Absence of Certain Changes or Events
4.7(a)            Exceptions to Title to Real Property
4.8               Real Property Agreements
4.9               Insurance Exceptions
4.10              Environmental Matters
4.11              Noncompliance with Employment Laws
4.12(a)           Benefit Plans
4.12(b)           Benefit Plan Exceptions
4.13(a)           Description of Real Property
4.13(b)           Description of Major Equipment Components and Personal Property
4.13(c)           FSAR Exceptions
4.14              Notices of Condemnation
4.15(a)(i)        List of Seller's Agreements (other than Fuel Contracts)
4.15(a)(ii)       List of Fuel Contracts
4.15(b)           Agreement Exceptions
4.15(c)           Agreement Defaults
4.16              List of Litigation
4.17(a)           List of Permit Violations
4.17(b)           List of Material Permits (other than Transferable Permits)
4.18(a)           List of License Violations
4.18(b)           List of Material NRC Licenses
4.20              Tax Matters
4.21              Tax and Financial Matters Relating to Qualified Decommissioning Funds
5.3(a)            Buyer's Third Party Consents
5.3(b)            Buyer's Required Regulatory Approvals
6.1               Permitted Activities Prior to Closing
6.6               Consents and Approvals
6.8(e)            Pollution Control Facilities
6.10(h)           Actuarial Assumptions
6.10(o)           Agreements